UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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☐ Soliciting Material Pursuant to Section 240.14a-12

COMMUNITY BANK SHARES OF INDIANA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

Community Bank Shares of Indiana, Inc.

April 15, 2010

Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Community Bank Shares of Indiana, Inc., which will be held at The Grand, located at 138 East Market Street, New Albany, Indiana, on Tuesday,  May 18, 2010 at 1:00 p.m., Eastern Daylight Time.

At the meeting, we will be considering ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm; the election of 3 directors; and the advisory (nonbinding) approval of executive compensation.

You may vote your shares using the Internet or the telephone by following the instructions on the enclosed proxy card or voting instruction form.  Of course, you may also vote by returning the enclosed proxy card or voting instruction form.  It is important that your shares be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  We urge you to vote by Internet, telephone or by marking, signing and dating your proxy card today and returning it in the envelope provided, even if you plan to attend the Annual Meeting.  This will ensure that your vote is counted if you are unable to attend.

Desserts and coffee will be served from 11:30 a.m. until 12:45 p.m., for those who would like something before the meeting begins.

We feel that the Annual Meeting is an important opportunity to communicate with our shareholders and we look forward to seeing you.  Your continued support of and interest in Community Bank Shares of Indiana, Inc. is greatly appreciated.

Sincerely,

James D. Rickard
President and Chief Executive Officer

Community Bank Shares of Indiana, Inc.
101 West Spring Street
New Albany, Indiana  47150
(812) 944-2224

Notice of Annual Stockholders’ Meeting to be held on May 18, 2010

April 15, 2010

Date:	Tuesday, May 18, 2010

Time:	1:00 p.m., Eastern Daylight Time

Place:	The Grand 138 East Market Street New Albany, Indiana 47150

Purpose:
•      Ratify the appointment of the independent registered public accounting firm,
•      To elect three directors,
•      To give advisory (non-binding) approval of executive compensation, and
•      To transact such other business as may properly come before the meeting

Record Date:	Close of business on March 11, 2010

It is desirable that as many stockholders as possible be represented at the meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You may revoke the proxy at any time before the authority therein is exercised.

By order of the Board of Directors,

Pamela P. Echols
Secretary

Your Vote is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the enclosed Proxy Card in the accompanying postage-paid envelope.

If you plan to attend the meeting, please note that registration will begin at 11:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.   Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Table of Contents

Letter from President	1
Notice of Annual Meeting of Stockholders	2
Table of Contents	3
Voting Information	4
Proxy Solicitations	5
Annual Report	5
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 18, 2010	5
Multiple Stockholders Sharing the Same Address	6
Directions to Stockholders’ Meeting	6
Corporate Governance and Board Matters	6
Certain Relationships and Related Person Transactions	9
Stockholder Communications with the Board of Directors	10
Stockholder Proposals for 2011 Annual Meeting	10
Executive Compensation	10
Compensation Discussion and Analysis	10
Summary Compensation Table	18
Grants of Plan-Based Awards	20
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	20
Employment Agreements	20
Outstanding Equity Awards at Fiscal Year End	22
Potential Payments Upon Termination of Employment Agreement or Change in Control	23
Payments upon Termination of Employment Agreement	23
Severance Payment Table	24
Payments Upon “Change in Control”	24
Change in Control Compensation Table	26
Compensation Committee Report	27
Compensation Committee Interlocks and Insider Participation	30
Stock Ownership by Directors and Executive Officers	30
Report of the Audit Committee	32
Independent Registered Public Accounting Firm	33
Items To Be Voted On	33
Proposal No. 1 – Ratification of Independent Registered Public Accounting Firm	33
Proposal No. 2 – Election of Directors	34
Information About Director Nominees	34
Information About Continuing Directors	35
Proposal No. 3 – Advisory (non-binding) Vote on Executive Compensation and Procedures	37
Executive Officers Who Are Not Directors	37
Other Matters	38

Community Bank Shares of Indiana, Inc.
101 West Spring Street
New Albany, Indiana  47150
(812) 944-2224

Proxy Statement
Notice of Annual Stockholders’ Meeting to be held on May 18, 2010

We are sending you this proxy statement because the Board of Directors of Community Bank Shares of Indiana, Inc. is soliciting your proxy to vote your shares at our Annual Meeting of Stockholders to be held on May 18, 2010 and at any adjournments. This proxy statement and accompanying proxy is first being mailed on or about April 15, 2010 to stockholders of record as of the close of business on March 11, 2010.

As used in this proxy statement, the terms the “Company”, “we”, “us” and “our” refer to Community Bank Shares of Indiana, Inc., an Indiana corporation.

Voting Information

Who Can Vote.  Only stockholders of record at the close of business on March 11, 2010 will be entitled to vote at our Annual Meeting.  On March 11, 2010, there were 3,280,544 shares of Company Common Stock issued and outstanding, and we had no other class of equity securities outstanding that was entitled to vote at this Annual Meeting.  Each share of Common Stock is entitled to one vote at the Annual Meeting on each matter properly presented at the meeting.  Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

Voting by Proxy.  Stockholders may vote at the Annual Meeting in person or by proxy.  Timothy T. Shea and James D. Rickard have been designated as proxies by our Board of Directors.  You can vote your shares by proxy by voting on the Internet, the telephone, or by signing, dating and mailing the enclosed proxy card.  To vote by internet, please access your proxy by accessing www.proxyvotenow.com/cbin.  To vote by telephone, please call 1-866-855-9704.

If you vote by Internet, telephone or by signing and returning the enclosed proxy card, your shares will be voted in accordance with the instructions you provide.  If you vote without providing contrary instructions, your proxy will be voted in the following manner:

•	for the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2010;
•	for the nominees for director as described in this proxy statement;
•	for the advisory (non-binding) approval of executive compensation; and
•
for the transaction of such other business as may properly come before the Annual Meeting, in accordance with the judgment of the persons appointed as proxies.  At the time of this mailing management is not aware of any such other business.

If you wish to vote in person at the Annual Meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting.

The proxies being solicited may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

We expect no matters to be presented for action at the Annual Meeting other than the items described in this proxy statement.  By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking a Proxy.  You may revoke or change your proxy at any time before it is exercised by (i) filing with the Secretary of the Company written notice of revocation (Pamela P. Echols, Secretary, Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150); (ii) submitting to the Secretary a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and (after having given the Secretary notice of your intention to vote in person) voting your shares of our Common Stock in person.   If your shares are held through a broker, please contact the broker to revoke or change your proxy or obtain a proxy in order to vote in person at the Annual Meeting.

Votes Required.  Inspectors of Election will count votes cast at the Annual Meeting.  Our directors are elected by a plurality of the votes cast at the Annual Meeting.  A “plurality” means that the three nominees receiving the most votes for director positions expiring in 2013 will be elected directors.  All other matters will be approved if the votes cast for the proposal exceed the votes cast against the proposal at the Annual Meeting, except as otherwise provided by statute, our articles of incorporation or our bylaws.  Abstentions as to all such matters to come before the Annual Meeting will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

Brokers holding shares of record for customers generally are not permitted to vote on certain matters unless they receive voting instructions from their customers.  When brokers do not receive voting instructions from their customers, they notify the Company on the proxy form that they lack voting authority.  The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes.”  Broker non-votes will not be counted as votes for or against a matter and will not be included in calculating the number of votes necessary for approval on those matters.

Quorum.  The presence in person or by proxy of at least a majority of the outstanding shares of our Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.    A share of our Common Stock is deemed present for quorum purposes once it is represented at our Annual Meeting.   Shares of our Common Stock represented by properly executed and returned proxies will be treated as present.  Shares of our Common Stock held in the name of an individual who attends our Annual Meeting are deemed present “in person” at our Annual Meeting.  Shares of our Common Stock present at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

        Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of Directors (Item 2 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your broker was allowed to vote those shares on your behalf in the election of Directors as they felt appropriate. Recent changes in regulations were made to take away the ability of your broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of Directors, no votes will be cast on your behalf. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (Item 1 of this Proxy Statement).

Proxy Solicitations

We will pay all of the expenses of this solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our Common Stock.  In addition to solicitations by mail, our Directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.

Annual Report

Accompanying this proxy statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2009, as well as a copy of our Annual Report on Form 10-K for fiscal year 2009 filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.   Such Annual Report and Form 10-K are not a part of the proxy solicitation materials.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 18, 2010

This proxy statement, the form of proxy, our Annual Report to Stockholders and our Annual Report on Form 10-K for fiscal year 2009, are available at www.cfpproxy.com/3799.

Multiple Stockholders Sharing the Same Address

A single Proxy Statement, as well as a single copy of our Annual Report to Stockholders and Annual Report on Form 10-K, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the affected stockholders.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement as well as a separate copy of our Annual Report to Stockholders and Annual Report on Form 10-K, please notify your broker or direct your written request to Community Bank Shares of Indiana, Inc., Attn: Pamela P. Echols, Corporate Secretary, P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150, or contact Ms. Echols at (812) 981-7373.  If your broker is not currently “householding” (i.e., you received multiple copies of our Proxy Statement as well as our Annual Report to Stockholders and Annual Report on Form 10-K), and you would like to request delivery of a single copy, you should contact your broker.

Directions to Stockholders’ Meeting

       Our stockholders’ meeting will be held at The Grand, 138 East Market Street, New Albany, Indiana  47150.  If you need directions, please contact Pamela P. Echols, Corporate Secretary, at Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150, or contact Ms. Echols at (812) 981-7373.

Corporate Governance and Board Matters

Corporate Governance Guidelines; Code of Ethics.  Ethical business conduct is a shared value of our Board of Directors, management and employees. Our Code of Ethics applies to our Board as well as all employees and officers, including our principal executive officer, principal financial officer and principal accounting officer.

Our Code of Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of the Code of Ethics to the appropriate persons identified in such Code of Ethics. A copy of the Code of Ethics is available through the Investor Relations section (Governance Documents section) of our website at the following address: www.yourcommunitybank.com.

Board Structure and Committees.  Currently, there are 9 members of our Board of Directors:

Timothy T. Shea, Chairman	Gary L. Libs, Vice Chairman
George M. Ballard	James D. Rickard
R. Wayne Estopinal	Kerry M. Stemler
Gordon L. Huncilman	Steven R. Stemler
Norman E. “Ned” Pfau, Jr.

Regular meetings of the Board of Directors of the Company are held on a monthly basis.  The Board of Directors held a total of 16 meetings during the year ended December 31, 2009.  All of the directors attended at least 75% of all the meetings of our Board of Directors and the committees on which they served during the year ended December 31, 2009, with the exception of Mr. Estopinal, who attended 68%.  While not a policy, it is our practice that Directors attend the Annual Meeting of Stockholders.  All of our directors attended our 2009 Annual Meeting, except Mr. Estopinal.

Our Board of Directors has four standing committees:  the Executive Committee, the Audit Committee, the Compensation Committee and the Nominations Committee.

Members of Executive Committee	Functions of the Committee	Meetings in 2009
Timothy T. Shea, Chairman Gary L. Libs James D. Rickard Kerry M. Stemler	• Exercises powers of the Board of Directors between meetings of the full Board	8

Members of Compensation Committee	Functions of the Committee	Meetings in 2009
Timothy T. Shea, Chairman Gary L. Libs Kerry M. Stemler	Please refer to the sections in this proxy entitled “Executive Compensation - Compensation Discussion and Analysis” and “Executive Compensation - Compensation Committee Report”	5

Members of Nominations Committee	Functions of the Committee	Meetings in 2009
Timothy T. Shea, Chairman Gary L. Libs Kerry M. Stemler	• Recommends individuals to stand for election or re-election as directors; • Considers recommendations by our stockholders of potential nominees for election as directors; and • Makes recommendations to our board concerning the structure of our Board and corporate governance matters	1

Members of Audit Committee	Functions of the Committee	Meetings in 2009
Gordon L. Huncilman, Chairman George M. Ballard Timothy T. Shea
•    Serves as audit committee for us and for our subsidiaries, Your Community Bank and The Scott County State Bank;
•    Monitors the integrity of our financial reporting processes and the quality of our systems of internal controls regarding finance, accounting and legal compliance;
•    Selects our independent auditor and determines such auditor’s compensation;
•    Monitors the independence and performance of the independent auditor, management and the internal audit department;
•    Pre-approves, if appropriate, all related party transactions;
•    Monitors our compliance with legal and regulatory requirements; and
•    Oversees the establishment and investigation of complaints regarding accounting, internal accounting controls or audit matters
		7

Board and Committee Independence; Audit Committee Financial Expert.  All Company directors, apart from Mr. Rickard, are “independent directors” as defined by the rules of NASDAQ. Our Board of Directors has determined that each of the following directors is independent under the rules of NASDAQ after considering the following Company payments during 2009, none of which exceeded $50,000 with respect to any one director and companies owned by him.

Name	Business

Gary Libs	Payments to a paving company of which Mr. Libs is the sole owner;

Kerry Stemler	Payments made to a real estate construction firm of which Mr. Stemler is the sole owner;

Steven Stemler	Payments made to a plumbing and irrigation service company of which Mr. Stemler is the sole owner; and

Wayne Estopinal	Payments made to an architectural firm of which Mr. Estopinal is the sole owner.

Further, our Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of NASDAQ for audit committee members. Our Board of Directors has determined (in accordance with Securities and Exchange Commission Regulation S-K 407(d)) that Timothy T. Shea satisfies the qualifications of “financial expert” and Mr. Shea accordingly has been designated as the Audit Committee financial expert.

Executive Sessions of the Board.  Non-management Directors meet in executive sessions without management. “Non-management” directors are all those who are not officers of the Company or a subsidiary and may include Directors who are not “independent directors” as determined under NASDAQ rules by virtue of a material relationship with the Company or a family relationship. Executive sessions are held at least twice annually in conjunction with regularly scheduled Board meetings. Other sessions may be called at the request of the Board.

Board Leadership Structure and Role in Risk Oversight.

As noted earlier in this proxy statement, our Board is comprised of eight independent directors and one employee director.  We are committed to a strong, independent Board and believe that objective oversight of the performance of our management is a critical aspect of effective governance.  Accordingly, the role of Chairman of the Board and Chief Executive Officer are held by different individuals.  Our Chairman is an independent director and has the following duties:

•	Chair and preside at Board meetings;
•	Coordinate with our CEO in establishing the agendas and topic items for Board meetings;
•	Advise on the quality, quantity and timeliness of the flow of information from management to the Board;
•	Act as principal liaison between management and the Board on sensitive issues;
•	Retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate; and
•	Provide an important communication link between the Board and shareholders, as appropriate.

Our Board of Directors, together with the Executive, Audit, Compensation and Nominations Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide our Board of Directors with integrated insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, market, fiduciary and reputational risks.  Our Board also monitors whether material new initiatives have been appropriately analyzed and approved, and reviews all regulatory findings directed to the attention of the Board and the adequacy of management’s response.

In addition, our bank subsidiaries have their own boards of directors and risk management committees, which provide risk management at each of their respective companies. Our Audit Committee serves as the audit committee for both of our subsidiaries.  Our CEO serves on the board of each directly owned subsidiary. One of the key responsibilities of each subsidiary board is to manage strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, market, fiduciary and reputational risks.  While we have not developed an enterprise-wide risk statement, our Board of Directors believes that sound credit underwriting to manage credit risk and a conservative investment portfolio to manage liquidity and interest rate risk contribute to an effective oversight of the Company’s risk and we require our subsidiaries to follow this philosophy.

Consideration of Director Nominees.  The Nominations Committee will consider director candidates who have been identified by other Directors, officers or our stockholders but has no obligation to recommend such candidates for nomination.  The Nominations Committee will apply the same procedure for evaluating nominees for Director, regardless of the source of identification of such nominee, including whether or not the nominee was recommended by a stockholder, current Director, officer or other source.  The Nominations Committee does not have a charter.

For a stockholder to submit a candidate for consideration as a director at our 2011 Annual Meeting of Stockholders, a stockholder must notify our corporate secretary no later than December 16, 2010 (the date 120 days prior to the first anniversary of the date of the 2010 annual meeting proxy statement) and provide the following supporting information:

1.	The name and address of the candidate and the nominating stockholder;

2.
A comprehensive biography and resume of the candidate and an explanation of why the candidate is qualified to serve as a Director, taking into account the criteria identified in our evaluation guidelines (see below);

3.
Proof of ownership, the class and number of shares, and the length of time that the shares of our Common Stock have been beneficially owned by the nominating stockholder (and the candidate if the candidate owns any of our voting securities);

4.	A resume of the nominating stockholder; and

5.	A letter signed by the candidate stating his or her willingness to serve if elected.

Notices and supporting information should be sent to:  Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring Street, New Albany, Indiana 47150, Attn:  Corporate Secretary.

Neither the Board of Directors nor the Nominations Committee has adopted any specific, minimum qualifications that must be met by Nominations Committee-recommended nominees for the Board of Directors.  While the Nominations Committee looks at a variety of factors in evaluating nominees, it has not adopted any specific guidelines concerning the qualities or skills that it believes are necessary for a candidate.  In determining what candidates it should nominate for election to the Board of Directors, the Nominations Committee considers the following:

1.	Merit, qualifications, performance, character and integrity and the Company’s business needs, as well as compliance with the Company’s anti-discrimination policies and federal, state and local laws;

2.
The composition of the entire Board, including: the diversity, depth and breadth of knowledge, skills, experience and background represented on the Board; the need for financial, business, financial industry, public company and other experience and expertise on the Board and its committees; and the need to have directors work cooperatively to further the interests of the Company and its stockholders;

3.	Candidates shall be free of conflicts of interest that would interfere with their ability to discharge their duties as director;

4.
Candidates shall be willing and able to devote the time necessary to discharge their duties as a director and shall have the desire and purpose to represent and advance the interests of the Company and stockholders as a whole; and

5.	Any other criteria the Nominations Committee deems important.

Compensation of Directors.  The following table summarizes the compensation we paid to our directors in 2009.

2009
Fees Earned or
Name	Paid in Cash
George M. Ballard	$12,050
R. Wayne Estopinal	14,675
Gordon L. Huncilman	24,100
Gary L. Libs	39,525
Ned Pfau	9,100
Timothy T. Shea	39,000
Kerry M. Stemler	24,050
Steven R. Stemler	14,275

On July 28, 2009, the Directors reduced the fee paid for attending each board meeting to $375 per meeting and the fee for attending committee meetings to $125 per meeting.  Prior to that date, each non-employee Director received a fee of $750 for attending each Board meeting and a fee of $250 for attending each committee meeting.  The Directors of Your Community Bank, on August 25, 2009 reduced the fee paid for attending their board meetings to $350 from $700 and reduced the fee paid for attending  each committee meeting to $125 from $250. Those Directors that are also members of the Your Community Bank board of directors receive payment for attending each Bank board meeting and receive a fee for attending each committee meeting.  Messrs. Shea and Ballard are also members of the Nelson County Advisory Board, for which each now receives a fee of $450 per meeting attended.  Our Chairman of the Board of Directors receives an additional fee of $1,000 per month, and our Vice-Chairman of the Board of Directors receives an additional fee of $300 per month.  The Chairman of the Audit Committee receives $1,000 per meeting of that committee in addition to his $125 committee fee and $200 for each meeting with our Independent Registered Public Accounting Firm regarding the Company’s SEC filings on Forms 10-Q and 10-K.

Certain Relationships and Related Person Transactions

Family Relationships.  There are no “family relationships” between any Directors or executive officers or person nominated or chosen to become Director or executive officer.  “Family Relationship” means a relationship by blood, marriage or adoption not more remote than first cousin.

General Transactions.  From time to time in the ordinary course of business, we and our subsidiaries engage in transactions with, or acquire goods or services from, our Directors and companies they control. We intend that all transactions between us, our affiliates, and our executive officers, Directors, holders of 10% or more of the shares of any class of our Common Stock and affiliates thereof, will contain terms no less favorable to us than could have been obtained by us in arm’s-length negotiations with unaffiliated persons. All transactions between us, our affiliates, and our executive officers, Directors, and their related interests are reviewed by the Audit Committee prior to the service being performed or the goods being purchased to insure that our aforesaid intention is satisfied. All potential related party providers are identified and given an annual limit which is approved by the Audit Committee. On a quarterly basis all expenditures to related parties are reviewed by the Audit Committee to assure limits are not exceeded and independence is not impaired. It is the intent of the Board not to allow anyone a large enough limit to exceed the regulatory guidance.

       Indebtedness of Management.   During 2009 some of our Directors and officers (and directors and officers of our subsidiaries, Your Community Bank and The Scott County State Bank) and other persons and entities with which they are affiliated, were customers of, and had in the ordinary course of business banking transactions with, Your Community Bank or The Scott County State Bank. All loans included in such transactions were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons not related to the lender and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

Additional information concerning transactions with related persons is hereby incorporated by reference to Note 3 on page 71 and Note 6 on page 75 of our December 31, 2009 audited consolidated financial statements filed on Form 10-K.

Stockholder Communications with the Board of Directors

We do not have a formal process for our stockholders to send communications to our Board of Directors.  As a community banking organization, the Board of Directors has not viewed it as necessary to adopt a formal process; all Directors are open to receiving communications from stockholders.  Our Board of Directors welcomes communications from our stockholders.  Stockholders may communicate with any member of the Board of Directors, including the chairman of any committee, an entire committee, only independent Directors or all Directors as a group, by sending written communications to: Corporate Secretary, Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring Street, New Albany, Indiana 47150.

A stockholder must include his or her name and address in any such written communication and indicate whether he or she is a Company stockholder.

The Corporate Secretary will forward all communications to the appropriate Director or Directors.  Complaints regarding accounting, internal controls or auditing will be forwarded to the chair of the Audit Committee.

Stockholder Proposals for 2011 Annual Meeting

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our principal executive offices, P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150, Attn: Pamela P. Echols, Secretary, no later than December 16, 2010.  We urge that any such proposals be sent certified mail, return receipt requested.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you do not need to contact us in advance.  However, if you do not notify us on or before March 1, 2011 of any matter that you wish to present at next year’s annual meeting, then the stockholders’ proxies that we solicit in connection with our 2011 Annual Meeting of  Stockholders will confer on the proxyholders discretionary authority to vote on the matter that you present at our 2011 Annual Meeting.

Executive Compensation

Compensation Discussion and Analysis

Overview

Introduction:  Through our bank subsidiaries, we provide regional financial services in Southern Indiana, the Louisville metropolitan area and Nelson County, Kentucky.  We believe that we will achieve our financial goals in this very competitive and challenging environment through retaining exceptional people and providing exceptional service.

Compensation Philosophy:  While we are committed to hiring the best individuals at all levels of our institutions, we believe that it is imperative for us to attract and retain exceptional people to serve on our senior management team.  We view our senior management team as consisting of eleven (11) individuals (including our “Named Executive Officers” in the “Summary Compensation Table” below and the other executive officers mentioned under “Executive Officers Who Are Not Directors” below).   While the Compensation Committee of our Board of Directors has had to implement some modifications to our compensation program because of our participation in the United States Department of the Treasury’s TARP Capital Purchase Program (see “Participation in the Capital Purchase Program” below in this “Overview” section), its overall executive compensation philosophy has remained the same.  The Compensation Committee has designed our executive compensation program to do the following:

•	attract and retain the most capable executives, and

•	motivate these individuals to reach their highest level of achievement in order to enhance the value of the investment made in our Company by our stockholders.

Because of these dual goals, a significant portion of the compensation packages for our senior management team is long-term and performance based.  The aims of such compensation arrangements are to:

•	pay for performance which enhances stockholder values, and

•	hold out the prospect of reasonable rewards for superior performance related to short and long- term Company results.

While the Compensation Committee has the power to modify the compensation programs (and has exercised such power from time-to-time), the Company’s overall compensation philosophy has remained consistent with these objectives.

Elements of Compensation:  Total compensation for each member of our senior management consists of:

•	currently paid compensation elements consisting of salary, bonus and minimal perquisites,

•	long-term elements, which include three long-term compensation programs, and

~~•~~	employment agreements for our Named Executive Officers, which provide for change in control payments in certain circumstances.

We address each element of our compensation arrangements separately below.

Measuring Performance:  The Compensation Committee determines each executive’s compensation package following the end of the prior calendar year based upon the Compensation Committee’s assessment of the Company’s performance and each executive’s contribution.  The Compensation Committee does not rely on a formulaic approach in determining the allocation between the long-term and currently paid compensation elements of any executive’s compensation arrangement.  Nor is any mathematical rule applied in allocating between cash and non-cash compensation, or between different forms of non-cash compensation.  The Compensation Committee has, however, with respect to currently paid compensation, increasingly relied upon performance-driven bonus compensation as a percentage of the currently paid compensation for its Named Executive Officers.  Moreover, through the Company’s Performance Units Plan (as described below), the grant of restricted stock units (as described below) under our Stock Award Plan, and the recent grant of deferred stock units (as described below), the Compensation Committee has placed more emphasis upon the Company’s long-term compensation goals, including retention of key executives.

Effect of Recent Economic Conditions on Compensation for 2009 and 2010: 2009 was another very challenging year in the financial industry, as the weak economy caused banks in the United States to incur loan losses well above historical levels. While we have retained our strong capital base (exceeding the regulatory standards for well-capitalized financial institutions) and recorded positive earnings in the last two quarters of 2009, increased loan losses recognized during the second quarter of the year prompted management and the Board of Directors to embark upon an ambitious expense reduction program.  Among other things, we:

•	reduced our work force by approximately 10% during the second half of the year, continuing a trend which has resulted in a reduction of approximately 19% of our workforce during the last two years;
•	announced, on July 28, 2009, that no bonuses, incentives or referral fees would be paid to any employees for the remainder of 2009;
•	reduced the salary of our CEO, James Rickard, by 10%, effective August 1, 2009; and

•	announced that decisions on whether to increase the base compensation of our officers and the officers in our affiliated banks would be postponed from January 1, 2010 until July of 2010.

Participation in the Capital Purchase Program: On May 29, 2009, we entered into an agreement with the United States Department of the Treasury (the “Treasury”) under its TARP Capital Purchase Program (“CPP”) by which we sold to the Treasury 19,468 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a warrant to purchase 386,270 shares of our common stock, for an aggregate purchase price of $19,468,000, which was paid in cash on that date.  As a result of participating in the CPP, some of our officers are subject to restrictions upon executive compensation imposed by the Emergency Economic Stabilization Act of 2008, as amended, and the regulations issued thereunder by the Treasury (the “CPP Restrictions”).

In order to comply with the CPP Restrictions, we have taken the following actions:

•	Employment Agreement Amendments. We have amended the employment agreements of the Named Executive Officers to, among other things:

➢
prohibit, during the period in which the debt or equity securities issued pursuant to the CPP are outstanding (the “Restricted Period”), any payments to the executives upon their departure from the Company for any reason or due to a change in control of the Company (“Golden Parachute Payments”);

➢	include a “clawback” provision requiring the executive to return to the Company any incentive award which was paid based on materially inaccurate statements of earnings or other criteria; and
➢
in the case of our CEO, Mr. Rickard, prohibit the payment of any bonus, retention award or incentive compensation during the Restricted Period except for the award of long-term restricted stock that is subject to various limitations in terms of amount and vesting, as more fully described in “Long-Term Compensation Elements - Restricted Stock Units” below.

•	Adoption of Golden Parachute Payment Policy. We adopted a policy prohibiting Golden Parachute Payments to any of the ten most highly compensated employees (the “Senior Officers”) of the Company.

•
Adoption of Clawback Policy.  We adopted a “clawback” policy to provide for the recovery of any bonus, retention award or incentive compensation that is paid to any of our 25 most highly compensated employees based on statements of earnings or criteria that are later found to be materially inaccurate.

•
Adoption of Resolutions Prohibiting the Acceleration of Options or Performance Units.  We adopted a resolution providing that the Company shall not, during the Restricted Period, accelerate the vesting of any options or units issued to the Senior Officers under the Company’s Stock Award Plan or Performance Units Plan due to their departure from the Company or due to a change in control of the Company.

•
Adoption of Excessive and Luxury Expenditure Policy.  We adopted a policy (a copy of which is posted on the Company’s Internet website) limiting excessive and luxury expenditures by directors and employees.

Currently Paid Compensation Elements

Base Salaries.  In setting base salaries, we do not adhere inflexibly to benchmarking or mathematical formulas.  With respect to the base salaries of our senior management team, our Compensation Committee normally reviews each executive’s base salary annually.  For annual base salary increases (particularly material ones), our Compensation Committee considers an executive’s increased level of experience, whether or not the executive’s responsibilities have increased over the past year or are in the process of being increased, and the extent to which the executive has satisfied his or her performance goals for the prior year.

Senior Management Cash Bonus Plan. The Compensation Committee uses cash bonuses as a performance-driven, short-term incentive for each member of our senior management team and certain other key officers.  Our senior management cash bonus plan for 2010 prescribes for each executive an annual set of goals that includes Company-wide goals as well as goals tailored to the executive’s role with us.  Moreover, most of these goals are objective.  For example, while (consistent with the Company’s compensation philosophy of rewarding performance which enhances stockholder value) a prescribed Company net income goal is included among the goals for most of our executives, the goals for the heads of our Business Services and Retail Divisions include objectives tied to loan production and growth in non-interest income and deposits, as well as risk-based factors relating to the level of our non-performing assets.  For each executive, each goal is given both a weighting factor which determines the portion of any bonus attributable to the achievement of that goal (the weighting for net income ranging from 25% to 50%) and a specific bonus amount which will be granted the executive if the goal is realized.  As a result of the CPP Restrictions, Mr. Rickard is not eligible, during the Restricted Period, to participate in this plan (see “Long-Term Compensation Elements - Restricted Stock Units” below).

Perquisites.  We provide minimal perquisites to our senior management team (including our Named Executive Officers) and certain other officers.  There is no formula for how perquisites are utilized in the total compensation package; rather, such perquisites assist the Company in marginally augmenting total compensation.  For example, each Named Executive Officer has received a car allowance in recent years.  This car allowance is used as a salary supplement to help us arrive at overall currently paid compensation packages competitive with comparable financial institutions (though such car allowance is a cash payment that in no case exceeds $750 per month).  Please refer to “Summary Compensation Table” below, which reflects base salary, bonus and perquisite compensation for each of our Named Executive Officers.

Long-Term Compensation Elements

2005 Stock Award Plan.  Members of our senior management team and certain other officers have been awarded stock options under the Company’s Stock Award Plan adopted by Shareholders in 2005.  Our Compensation Committee views stock options as a retention tool by virtue of (a) the manner in which such options vest; and (b) the “ownership mentality” fostered in option recipients.  These options are typically annually awarded in late spring or early summer following our Annual Stockholders’ Meeting; some options, however, are granted at the time of the initial employment or an increase of duties of a senior manager. The options granted under our Stock Award Plan have terms of ten years, vest in their entirety three (3) years after the date granted (assuming the option recipient is still in our employ) and for our senior management team and directors, are exercisable at a strike price equal to, at the discretion of the Compensation Committee, 110% or 100% of the closing market price of a share of Common Stock on the grant date.  Historically, the ten percent strike price “premium” is viewed less as an incentive for performance but rather as recognition of the natural increase in the value of a share of Company Common Stock likely to occur over the long exercise period of the options.  The Compensation Committee did not grant any stock options in 2008 or 2009; rather it chose to grant restricted stock units in 2008, and, in 2009 to one officer who has since left the Company.

1997 Incentive Stock Option Plan.  Some of our officers hold unexercised vested options that were granted under our 1997 Incentive Stock Option Plan.  The options granted under our 1997 Incentive Stock Option Plan have terms of ten years and are exercisable at a strike price equal to the closing market price of a share of Common Stock on the grant date.  The options vested ratably over a period of two to three years, depending upon the year in which they were awarded.  We have not granted any options under this plan since 2004.

Restricted Stock Units.  Based in part upon the analysis by Mercer, a human resource consulting firm, in the survey it provided to us in 2007 (see “Process for Determining Compensation” below), restricted stock units (“RSUs”) were awarded to certain officers under our Stock Award Plan in January 2008, and to one officer in 2009.  In keeping with our compensation philosophy of (a) paying our executives for performance, which enhances stockholder values and (b) providing our executives with the prospect of reasonable rewards for superior performance related to short and long-term Company results, the Compensation Committee wanted to provide additional long-term compensation incentives in the form of RSUs.

Each RSU represents an unfunded contractual right of the executive to receive from us one (1) share of our Common Stock upon vesting.  The RSUs that were awarded in 2008 and 2009 will vest in their entirety three (3) years after the date granted (assuming the restricted stock unit recipient is still in our employ).  Please refer to the table entitled “Summary Compensation Table” below, which reflects RSUs granted in 2008 to the named Executive Officers.

As a result of the CPP Restrictions, the only type of bonus or incentive payment that can be offered during the Restricted Period to Mr. Rickard, as our most highly compensated employee, is long-term restricted stock or RSUs.  The CPP Restrictions that would apply to any restricted stock or RSUs issued to Mr. Rickard are very detailed, but can be generally summarized as follows:  (1) the value of the grant may not exceed one-third of Mr. Rickard’s annual compensation (including the grant date fair market value of the RSUs); (2) except for units that may reasonably be required to be transferred to pay taxes applicable to income recognized due to vesting, the RSUs can only become payable as and to the extent our obligations under the CPP are repaid, and then only in 25% increments as each 25% or more of the obligations are repaid; and (3) Mr. Rickard must be required to forfeit the RSUs if he does not continue performing substantial services for us for at least two years from the date of grant, other than due to his death, disability or a change in control event.

The Compensation Committee has decided to defer a decision on the issuance of restricted stock or RSUs to Mr. Rickard until the summer of 2010, by which time we anticipate that a comparative peer review of our executive compensation plans will have been completed.

Performance Units Plan.  In 2005, 2006 and 2008, the Compensation Committee relied upon our Performance Units Plan as a long-term compensation tool to encourage our executives to help us meet specific long-term performance goals.  The Performance Units Plan provides that the vesting and value of the awards under this plan be based on our performance over at least two but not more than four years.  Realized awards under the plan are to be paid in the form of shares of our Common Stock (though the Compensation Committee may authorize cash payments in amounts sufficient to satisfy applicable tax withholding obligations).

Awards under our Performance Units Plan have been made in June of 2005, in September of 2006 and in January of 2008.  The realization of awards granted in 2005 occurred during the first fiscal quarter of 2007.  The awards granted in 2006 and 2008 were not realized because the relevant targets were not satisfied.  While, as described below, the technical performance criteria used in the three sets of awards have differed, each is fundamentally driven by net income, in keeping with our consistent philosophy of using long-term compensation as a tool for rewarding and retaining management for the enhancement of stockholder value.

•
Performance Units Awarded in 2006.  The performance units awarded in 2006 used as performance criteria the Company’s net income and average assets from January 1, 2006 through December 31, 2008 in order to arrive at a targeted return on average assets for fiscal year 2008.  For each 2006 performance unit awarded, an executive would receive the value of one (1) unit if Company average assets in 2008 were $961,609,000 and net income was $7,700,000 (i.e., a return on average assets of .80%).  A grid was established that presented variations in average assets and net income which established varying rewards of (a) a partial unit (though a minimum return on average assets of .65% had to be achieved for any award to be realized under a 2006 performance units grant) or (b) more than one (1) unit if the Company’s performance exceeded the targeted return on average assets.  Please refer to footnote (2) under the Summary Compensation Table for the performance units awarded in 2006 to each Named Executive Officer.

Our average assets in 2008 were $844,142,000, and our net income was $821,000.  As a result, the 2006 performance units did not meet the established performance criteria, and none of our officers received any payment in connection with his or her 2006 performance units.

•
Performance Units Awarded in 2008.  The performance units awarded in 2008 used as performance criteria our net income and average equity from January 1, 2007 through December 31, 2009 in order to arrive at a targeted return on average equity for fiscal year 2009.  For each 2008 performance unit awarded, an executive would have received the value of one (1) unit if our average equity in 2009 had been $69,757,000 and if net income had been $5,631,000 (i.e., a return on average equity of 8.07%).  A grid was established that presented variations in average equity and net income which established varying rewards of (a) a partial unit (though a minimum return on average equity of 6.31% had to be achieved for any award to be realized under a 2008 performance units grant) or (b) more than one (1) unit if our performance exceeded the targeted return on average equity.  Please refer to footnote (2) under the Summary Compensation Table for the performance units awarded in 2008 to each Named Executive Officer.   Since we did not meet the established performance criteria for 2009, none of our officers will receive any payment in connection with his or her 2008 performance units.

Deferred Stock Units.  As stated above, the Compensation Committee believes in using long-term compensation to encourage our executives to help us meet specific long-term performance goals.  Based in part upon discussions with Mercer in December of 2008 and January of 2009 and due to the difficulty of setting long-term performance goals in uncertain economic times, the Compensation Committee decided to grant performance awards that combine annual performance goals with a payout at the end of a 3-year period (“Long-Term Payout/Short-Term Goal Awards”).

Since our Performance Units Plan provides that the vesting and value of the awards under the Performance Units Plan are to be based on our performance over at least two but not more than four years, the Compensation Committee chose to award these Long-Term Payout/Short-Term Goal Awards as deferred stock units under our Stock Award Plan, which provides more flexibility.

Deferred Stock Units Awarded in 2009.  The Compensation Committee awarded deferred stock units in February of 2009 to our senior management team and certain other key officers

•
Basic Terms of Deferred Stock Units.  The deferred stock units awarded in 2009 have annual performance objectives with a one-time payout following the completion of the third performance year (i.e., December 31, 2011).  Each executive’s awarded deferred stock units are divided into thirds, with one-third allocated to each of the three performance years (i.e., 1/3 are allocated to 2009, 1/3 are allocated to 2010 and 1/3 are allocated to 2011).  At the beginning of each performance year, the Compensation Committee or the Board will establish one-year performance goals with corresponding payout percentages.  Following the completion of the performance year, the Compensation Committee or the Board will assess our performance to determine whether the minimum target for such performance year was achieved.  If the minimum target was not achieved, then the units allocated to that performance year (1/3) will not vest and the recipient will not receive any payout in connection with those units.  If the minimum target is achieved or exceeded, then the units allocated to that performance year (1/3) will conditionally vest and the recipient will be entitled to receive a payout with respect to his or her vested units at the end of the three-year performance period.   The payouts can range from 0 to 160%, depending upon whether or not the minimum threshold is achieved, and if it is achieved, then by how much.

•	Form of Payment. Vested awards are to be paid in the form of a share of our Common Stock.

•	Payout Calculation. The payout will be calculated by adding together the result for each performance period from the following calculation:

Number of vested units for a performance period multiplied by the fair market value (determined in accordance with the Stock Award Plan) of one share of our Common Stock on the date of the expiration of the three-year performance period (December 31, 2011) multiplied by the payout percentage established for that performance year.

•
2009 Performance Objectives.  The performance criterion for the deferred stock units allocated to the 2009 year (the “2009 Units”) was diluted earnings per share (“EPS”).  EPS for 2009 had to increase by 371.6% from 2008 EPS in order to achieve the minimum payout percentage and in order for the deferred stock units allocated to 2009 to vest and entitle the recipient to a payout after December 31, 2011 (assuming the recipient was still in our employ).  Since we did not meet the established performance criterion for 2009, none of the 2009 Units will vest.

•
2010 Performance Objectives.  The performance criterion for the deferred stock units allocated to the 2010 year (the “2010 Units”) is net income available to common shareholders.  In order for the minimum payout percentage to be achieved, net income must be at least $5,230,000 in 2010.  The deferred stock units allocated to 2010 will not vest, and the recipients will not be entitled to a payout after December 31, 2011 (assuming the recipient is still in our employ) with respect to the 2010 Units unless the minimum net income goal is met and unless, on 12/31/2010, tangible equity is no less than its level on 12/31/09 and non-performing assets are 3.75% or less of average assets.

Payments under Employment Agreements upon Change in Control or Termination of Employment.  We believe employment agreements help us attract and retain exceptional executives.  Employment agreements protect both us and our executives by clarifying in advance each party’s expectations and rights regarding responsibilities, compensation, circumstances for termination and (importantly for long-term compensation purposes) protection in the event of a change in control of the Company.  Accordingly, we entered into employment agreements with each of our Named Executive Officers, the details of which are described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

Each of the employment agreements with our Named Executive Officers contains provisions affording the named executive the possibility of a payment in the event of a change in control of the Company or upon termination of employment. While a principal function of these provisions is to afford our Named Executive Officers the security necessary to encourage them to remain with us in the face of any pending change in control, we also view such payment opportunities as a part of the executive’s long term compensation and hence important in attracting and retaining excellent executives.  However, as previously mentioned, in order to comply with the requirements of the CPP Restrictions, we amended these employment agreements to prohibit, during the Restricted Period, any payments to the executives upon their departure from us for any reason or due to a change in control of the Company.

Once we have repaid our obligations under the CPP, then the following provisions in each of the employment agreements of our Named Executive Officers will once again apply, assuming such Named Executive Officer is still employed with us.  Our President/Chief Executive Officer will be entitled to a lump sum cash payment equal to three times his then current base salary following a change in control of the Company.  Our other Named Executive Officers may be entitled to receive a lump sum cash payment (equal to two times the executive’s base salary and two times the average of his bonus and automobile allowance for the prior two years) in the event one of the following events occurs within the twenty-four (24) month period immediately following the date of a change in control:  (i) the executive’s employment with the Company is terminated without cause or (ii) the executive resigns his employment with the Company within ninety (90) days following any “Employment Change.” “Employment Change” shall include any of the following that is not agreed to by the executive occurring after a change in control:

•	Executive is required to move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office;

•
Failure by us (or our successor) to afford the executive annual increases in the executive’s compensation commensurate with the average increases in compensation received by the executive for the three years preceding the change in control;

•	Failure by us (or our successor) to make available to the executive new benefits made generally available to our (or our successor’s ) executive officers;

•
Failure by us (or our successor) to continue to provide the executive with substantially similar compensation, benefits and participation in employee benefit plans similar to those the executive received or participated in as of the date of the change in control;

•	The taking of any action by us (or our successor) which would directly or indirectly reduce any such compensation or benefits or deprive the executive of any material fringe benefit enjoyed by him;

•	The assignment to the executive of duties and responsibilities other than those normally associated with his position; or

•	A material diminution or reduction in the executive’s responsibilities or authority (including reporting responsibilities) in connection with his employment with us (or our successor).

The distinction between our President/Chief Executive Officer, on the one hand, and our other Named Executive Officers, on the other, in the automatic nature of a change in control payment was arrived at by our Compensation Committee in an effort to balance competing aims.  On the one hand, it was determined that the recruitment and retention of a top-flight chief executive officer, as part of an overall effort to enhance institutional customer service and returns on stockholder equity, dictated a change in control payment not tied to events which might transpire after such change in control.  On the other hand, the change in control structure for the other Named Executive Officers was viewed as appropriate for both affording such officers some protection upon a change in control while at the same time avoiding the possibility of creating a significant financial impediment to any possible negotiation for the sale of the Company.

Process for Determining Compensation.

In determining the total compensation of our Named Executive Officers, the Compensation Committee plays the key role.  However, our Chief Executive Officer and Chief Human Resources Officer are involved in discussions and make recommendations in determining the compensation (both base salaries and bonuses) of the members of senior management, as well as other employees.  The Compensation Committee considers these recommendations when making final decisions on compensation.  Compensation decisions regarding our Chief Executive Officer are made entirely by our Compensation Committee.

In terms of data used by the Compensation Committee in making compensation decisions, apart from general financial information respecting the Company, the Compensation Committee has made use of “tally sheets” in recent years that collect data reflecting an executive’s total compensation and performance achievements.  Moreover, in 2006 and again in 2007, we hired Mercer, a human resources consulting firm, to review industry surveys and to conduct a comparison of the compensation of executives with similar job responsibilities in similarly-sized financial institutions so that we could better analyze our current compensation packages for our executives.

      With respect to the 2008 executive compensation package, the Compensation Committee significantly relied upon the results of the Mercer survey for, among other things, recommending the grant of the restricted stock units described above.  In its analysis of the compensation packages for our top four Named Executive Officers, Mercer examined a group of banking companies which were deemed to be peers of the Company based on their lines of business, asset size and location in or near urban areas.

Based upon the Mercer survey, the aggregate base salaries and the target total cash compensation for our senior management team fell below the competitive range of our peer group (although competitiveness varies by position).  The expected value of the aggregate long-term incentive compensation for our senior management team generally fell within the competitive range, with some variation depending upon the position within the Company.  However, the expected value of Mr. Rickard’s long-term compensation was below the competitive range.  The Mercer survey also described the types of long-term compensation used by our peer group, noting that almost one-half of our peer group members utilize restricted stock awards as a component of their long-term compensation.  Based upon all of this information, in January of 2008 the Compensation Committee decided to continue to grant performance units awards to its senior management team and replace, for the near term, the grant of stock options to our senior management team with the grant of restricted stock units.

With respect to the 2009 executive compensation package, the Compensation Committee continued to rely upon the Mercer survey from 2007 to set base salaries.  After further consultations with Mercer in October and December 2008 and January 2009, the Compensation Committee chose to award deferred stock units in lieu of the performance unit grants.  See the discussion above under “Long-Term Compensation Elements - Deferred Stock Units.”

We employed Amalfi Consulting, LLC, a firm specializing in providing compensation consulting services to financial institutions (“Amalfi”), to review our proposed 2010 incentive compensation programs.  Amalfi was asked to pay particular attention to the requirements of recent regulations and releases of the various bank regulatory agencies on compensation practices and to help us ensure that our compensation plans (a) do not encourage unnecessary and excessive risk taking or the manipulation of reported earnings; (b) are consistent with safety and soundness principles; (c) contain effective risk management features; (d) maintain an appropriate balance between short-term focus and long-term value creation; and (e) provide for appropriate controls, monitoring and approvals.  We have utilized Amalfi’s suggestions in structuring our 2010 compensation plans and in incorporating risk management features, as more fully described in the Compensation Committee Report.  Amalfi has also been engaged to conduct a board of directors corporate governance review for us during 2010, as well as an overall review and peer comparison of the compensation of our senior management team.

Other Considerations in Determining Compensation.

Other considerations can factor into the Compensation Committee’s deliberations concerning executive compensation.  The amount of the benefits realized by executives under our Stock Award Plan and Performance Units Plan are based upon our overall performance and our stock price and could affect the level of future long-term compensation awards made by the Compensation Committee.  In addition, the Compensation Committee is mindful of tax and accounting considerations when making long-term compensation decisions.  For example, the dictates of Financial Accounting Standards Board rules governing the expensing of options is a factor in requiring a three year period before the vesting of stock options and restricted stock units.  In addition, the FASB standards respecting the current expensing of anticipated realizations of performance units awards are taken into consideration by the Compensation Committee when determining performance unit grants and deferred stock unit grants.

Summary Compensation Table

The following table summarizes compensation information for our President/Chief Executive Officer, chief financial officer and our three other most highly compensated executive officers (the “Named Executive Officers”):

Name and Principal Position	Year	Salary(1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total

James D. Rickard,	2009	263,700	-	-	-	-	22,100	285,800
President and	2008	262,000	28,000	79,900	-	22,900	23,100	415,900
Chief Executive Officer	2007	252,000	57,000	-	12,200	-	19,500	340,700

Paul A. Chrisco,	2009	126,000	-	34,800	-	-	13,200	174,100
Executive Vice	2008	126,000	9,500	49,900	-	11,800	12,900	210,100
President and Chief	2007	122,000	22,000	-	7,300	-	11,400	162,700
Financial Officer

Michael K. Bauer,	2009	178,000	-	34,800	-	-	16,300	229,400
Executive Vice	2008	131,300	22,500	51,400	-	12,100	8,000	225,300
President and Chief Credit Officer

Kevin J. Cecil	2009	136,000	-	34,800	-	-	13,600	184,400
Executive Vice	2008	136,000	6,400	49,900	-	11,800	13,300	217,400
President	2007	130,000	25,000	-	7,300	-	11,600	173,900

Bill D. Wright	2009	126,000	-	34,800	-	-	13,200	174,000
Executive Vice	2008	126,000	6,300	49,900	-	11,800	13,200	207,200
President,Treasurer, and Director of Planning	2007	122,000	19,000	-	7,300	-	11,400	159,700

(1)	In July of 2009 Mr. Rickard accepted a 10% decrease in his base salary. He started the year with a salary of $275,000 and ended the year with a salary of $247,500.

(2)
2008 bonus amounts were earned in 2008 but paid in early 2009, except that $15,000 of Mr. Bauer’s bonus was paid to him upon the beginning of his employment in 2008.  2007 bonus amounts were earned in 2007 but paid in early 2008.

(3)
The amounts under this column represent the estimate of aggregate cost to be recognized over the service period determined as of the grant date under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 718, excluding the effect of estimated forfeitures, relating to each Named Executive Officer’s (a) performance units granted in 2008, (b) restricted stock units granted in 2008, and (c) deferred stock units granted in 2009.

Performance Units.  Under our Performance Units Plan we granted performance units in 2006 and 2008 but did not grant any in 2007.  Fewer units were granted in 2008 than in 2006 since we also made restricted stock unit grants in 2008.  Upon the satisfaction of certain Company financial performance benchmarks (see “Compensation Discussion and Analysis,  Long-Term Compensation Elements - Performance Units Plan” above), the participants in our Performance Units Plan could receive a combination of Company Common Stock (or portion thereof) and cash for each performance unit granted.  The performance units granted to the Named Executive Officers were as follows:  Mr. Rickard - 3,500 performance units granted in 2008; and Messrs. Chrisco, Cecil, Bauer and Wright - 1,800 performance units granted to each in 2008.

          Vesting and Potential Award Value of 2008 Performance Units.  The 2008 Performance Units vested December 31, 2009.  For purposes of the 2008 information in the table above, the aggregate cost to be recognized over the service period determined as of the grant date under FASB ASC 718 was calculated based on the fair market value of a share of the Company’s Common Stock on the date of grant and the assumption at the date of grant that (i) each named Executive Officer would in 2010 be entitled to receive the value of each 2008 performance unit granted and (ii) such value would be paid 65% in the form of Company Common Stock and 35% in the form of cash.  Had the highest level of performance conditions associated with this award been achieved, the maximum value of the Common Stock portion of the award determined at the grant date for Mr. Rickard would have been $85,000 while the maximum value for Messrs. Chrisco, Cecil, and Wright would have been $43,700.  The maximum value of the award for Mr. Bauer would have been $45,100.  The Company did not meet the minimum performance criteria established.  Therefore, we did not award any of the 2008 performance unit grants as of December 31, 2009.

Restricted Stock Units.  Under our Stock Award Plan we granted restricted stock units to Messrs. Rickard, Wright, Chrisco and Cecil on January 22, 2008 and to Mr. Bauer on March 31, 2008.  The aggregate cost to be recognized over the service period determined as of the grant date under FASB ASC 718 listed in the table above for the Restricted Stock Units ($79,900 for Mr. Rickard, $51,400 for Mr. Bauer, and $49,900 for Messrs. Chrisco, Cecil and Wright)  was calculated based on the fair market value of a share of the Company’s Common Stock on the date of grant ($18.68 for Messrs. Rickard, Wright, Chrisco and Cecil and $19.25 for Mr. Bauer) and on the assumption that all units would fully vest for each of the Named Executive Officers.

Deferred Stock Units.  Under our Stock Award Plan, we granted deferred stock units in 2009.  Upon satisfaction of certain Company financial performance benchmarks (see “Compensation and Discussion Analysis, Long-Term Compensation Elements - Deferred Stock Units” above), the participants could receive our Common Stock for each deferred stock unit granted.  The deferred stock units granted to the Named Executive Officers were as follows:  Mr. Rickard - 7,000 in 2009; and Messrs. Chrisco, Bauer, Cecil, and Wright - 4,000 in 2009.   However, due to the CPP Restrictions, Mr. Rickard is no longer able to participate in this program, and the deferred stock units granted to him have been cancelled.  Therefore, the table does not include the $60,800 cost of the deferred stock unit award to Mr. Rickard.

The deferred stock units awarded in 2009 have annual performance objectives with a one-time payout following the completion of the third performance year (i.e., December 31, 2011).  Each executive’s awarded deferred stock units are divided into thirds, with one-third allocated to each of the three performance years (i.e., 1/3 are allocated to 2009, 1/3 are allocated to 2010, and 1/3 are allocated to 2011).  For purposes of the 2009 information in the table above, the aggregate cost to be recognized over the service period determined was determined as of the grant date as required under FASB ASC 718.  The actual closing share price on the date of grant ($8.07) was used for the first 1/3 of the units.  For the second 1/3 of the units, an estimated fair market value of $8.00 per share of our Common Stock was used.  For the remaining 1/3 of the units, an estimated fair market value of $10.00 per share of our Common Stock was utilized.  It was also assumed that at the date of grant each Named Executive Officer would in 2012 be entitled to receive the value of each 2009 deferred stock unit granted.  Should the highest level of performance conditions associated with this award be achieved, the maximum cost of the award  for Messrs. Chrisco, Bauer, Cecil, and Wright would be $55,600 and $97,300 for Mr. Rickard (had the units granted to him not been cancelled.)  We did not meet the minimum performance criteria established for the first 1/3 of the awards for the 2009 performance year.  Therefore, the units allocated to the 2009 performance year did not vest, and the Named Executive Officers will not receive a payout in connection with those units.

(4)
The amounts under this column represent the aggregate cost to be recognized over the service period determined as of the grant date under FASB ASC 718 relating to each Named Executive Officer’s previously granted stock options in 2007.  To calculate the aggregate cost to the Company, we used the value of the stock options determined by the Black-Scholes model, which utilizes the fair market value of a share of the Company’s Common Stock at the date of grant, the anticipated dividend yield, the strike price on the grant date, a risk-free rate of return (0 coupon U.S. Treasury Note), and the volatility of the stock price over the anticipated term of the options.

(5)
The amounts under this column represent the aggregate cost to be recognized over the service period determined as of the grant date under FASB ASC 718 relating to each Named Executive Officer’s cash portion of the 2008 performance units grants.  Had the highest level of performance conditions associated with this award been achieved, the maximum value of the cash portion of the award determined at the grant date for Mr. Rickard would have been $45,800, while the maximum value for Messrs. Chrisco, Cecil, and Wright would have been $23,500.  The maximum value of the award for Mr. Bauer would have been $24,300.  The Company did not meet the minimum performance criteria established.  Therefore, we did not award any of the 2008 performance unit grants as of December 31, 2009.

(6)
The amounts reflected in this column for each Named Executive Officer include group term life insurance premiums (and in the case of Mr. Rickard, an additional term life insurance policy with a death benefit of $500,000), long term disability insurance premiums, our matching contributions to each Named Executive Officer’s voluntarily deferred salary contribution into his 401(k) plan, dining club dues for Mr. Rickard (which membership was cancelled in July 2009), athletic club dues for Mr. Bauer and the following yearly car allowance for each Named Executive Officer:  $9,000 for Mr. Rickard, $7,200 for Messrs. Chrisco, Bauer, Cecil, and Wright.

Grants of Plan-Based Awards

The following table summarizes the grants our Named Executive Officers received in 2009 under the Company’s Stock Award Plan:

		Grant Date	Estimated Future
		Fair Value	Payouts Under
		of Deferred	Equity Incentive Plan Awards[2]
Name	Grant Date[1]	Stock Units[3]	Threshold	Target	Maximum
Paul A. Chrisco	2/17/2009	34,800	800	4,000	6,400
Michael K. Bauer	2/17/2009	34,800	800	4,000	6,400
Kevin J. Cecil	2/17/2009	34,800	800	4,000	6,400
Bill D. Wright	2/17/2009	34,800	800	4,000	6,400

(1)	We granted deferred stock units under our Stock Award Plan to Messrs. Rickard, Bauer, Chrisco, Wright, and Cecil on February 17, 2009.

(2)	The number of shares reflected in these columns reflect the estimated payouts resulting from awards in 2009 to the Named Executive Officers for deferred stock units under our Stock Award Plan.

(3)
As noted previously, the deferred stock units granted to Mr. Rickard have been cancelled because, due to the CPP Restrictions, he is no longer eligible to participate in this program.  Therefore, the 7,000 units awarded to him in 2009, with a grant date value of $60,800, are not included in this table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We refer you to “Compensation Discussion and Analysis” above for a detailed discussion of the various components of compensation that our Named Executive Officers received in 2009.  Specifically, we refer you to the following sections:

•	“2005 Stock Award Plan” and “1997 Incentive Stock Option Plan” for a discussion of the purpose and terms of the stock options;
•	“Restricted Stock Units” for a discussion of the purpose and terms of the restricted stock units;
•	“Performance Units Plan” for a discussion of the purpose of the performance units generally;
•	“Performance Units Awarded in 2006” for a discussion regarding the performance criteria and vesting schedule for the performance units that were awarded in 2006; and
•	“Performance Units Awarded in 2008” for a discussion regarding the performance criteria and vesting schedule for the performance units that were awarded in 2008.

Employment Agreements

As discussed in “Compensation Discussion and Analysis” above, we believe employment agreements help us attract and retain exceptional Named Executive Officers.  Employment agreements protect both us and our Named Executive Officers by clarifying in advance each party’s expectations and rights regarding responsibilities, compensation and circumstances for termination.  Accordingly, we have entered into an employment agreement with each of our Named Executive Officers, the details of which are described below.

James D. Rickard Employment Agreement.  We have an employment agreement, dated July 26, 2000, as amended in November 2006 and in May and August of 2009, with James D. Rickard pursuant to which he is employed as our President and Chief Executive Officer.  The employment agreement had an initial term of two years and is automatically extended each year for an additional year on each annual anniversary of the date of the employment agreement so that at any time the remaining term of the agreement will be from one to two years.  The automatic extensions will cease when either party notifies the other of its intention to stop such extensions.

Mr. Rickard’s salary for 2009 was $263,700.  In addition, during the term of the agreement, we are required to obtain and maintain term life insurance for Mr. Rickard with a death benefit of a least two (2) times Mr. Rickard’s base salary, up to a maximum benefit of $500,000, with such beneficiary as may be determined by Mr. Rickard.

Paul A. Chrisco Employment Agreement. We have an employment agreement with Paul A. Chrisco, Chief Financial Officer of the Company.  Mr. Chrisco’s salary for 2009 was $126,000.  Mr. Chrisco’s employment agreement was executed on July 3, 2003 and amended in November of 2006, and in May and August of 2009. The employment agreement had an initial term of two years, and is automatically extended each year for an additional year on each annual anniversary of the date of the employment agreement so that at any time the remaining term of the agreement will be from one to two years.  The automatic extensions will cease when either party notifies the other of its intention to stop such extensions.

Kevin J. Cecil Employment Agreement. We have an employment agreement with Kevin J. Cecil, President and CEO of Your Community Bank and Executive Vice-President of the Company.  Mr. Cecil’s salary for 2009 was $136,000.  Mr. Cecil’s employment agreement was executed on August 22, 2003 and amended in November of 2006, and in May and August of 2009. The employment agreement had an initial term of two years, and is automatically extended each year for an additional year on each annual anniversary of the date of the employment agreement so that at any time the remaining term of the agreement will be from one to two years.  The automatic extensions will cease when either party notifies the other of its intention to stop such extensions.

       Michael K. Bauer Employment Agreement.  We have an employment agreement with Michael K. Bauer, Executive Vice President and Chief Credit Officer of the Company.  Mr. Bauer’s salary for 2009 was $178,000.  Mr. Bauer’s employment agreement was executed on March 31, 2008, and amended in May and August of 2009. The employment agreement has an initial term of two years, and is automatically extended each year for an additional year on each annual anniversary of the date of the employment agreement so that at any time the remaining term of the agreement will be from one to two years.  The automatic extensions will cease when either party notifies the other of its intention to stop such extensions.

Bill D. Wright Employment Agreement. We have an employment agreement with Bill D. Wright, Executive Vice President/Treasurer of the Company.  Mr. Wright’s salary for 2009 was $126,000.  Mr. Wright’s employment agreement was executed on December 18, 2006, and amended in May and August of 2009. The employment agreement had an initial term of two years, and is automatically extended each year for an additional year on each annual anniversary of the date of the employment agreement so that at any time the remaining term of the agreement will be from one to two years.  The automatic extensions will cease when either party notifies the other of its intention to stop such extensions.

Employment Agreement Provisions Applicable to each of Messrs. Rickard, Chrisco, CeciL, Bauer, and Wright.   During the term of their respective employment agreements, Messrs. Rickard, Chrisco, Cecil, Bauer, and Wright are entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to our employees and executives, including life, medical, dental and disability insurance coverage, to the extent commensurate with their then duties and responsibilities, as fixed by the Board of Directors.  During the term of the employment agreement for Mr. Rickard, we must also provide Mr. Rickard with additional coverage for supplemental long term disability insurance.  During the term of each other employment agreement, we must also provide each of Messrs. Chrisco, Cecil, Bauer, and Wright with additional coverage for supplemental long term disability insurance to the extent that such coverage is then provided as a benefit to other employees.

We have the right, at any time, upon prior notice of termination, to terminate each of Messrs. Rickard, Chrisco, Cecil, Bauer, and Wright’s employment for any reason, including, without limitation, termination for cause, disability or retirement, and each of Messrs. Rickard, Chrisco, Cecil, Bauer and Wright has the right, upon prior notice of termination, to terminate his employment for any reason.

The original employment agreements with Messrs. Rickard, Chrisco, Cecil, Bauer, and Wright contain the following covenants from these executives that would apply if they were terminated or left the Company for any reason other than in the event of a “Change in Control”:

•	Covenant Not To Compete: a provision prohibiting such executive from competing with the Company within 75 miles of the Company’s main office;
•
Covenant Not To Solicit Business:  a provision prohibiting such executive from interfering with or soliciting on behalf of another or attempting to entice away from the Company any project, loan, arrangement, agreement, financing or customer of the Company or any contract, agreement or arrangement that the Company is actively negotiating with any other party, or any prospective business opportunity that the Company has identified; and

•	Covenant Not to Solicit Employees: a provision prohibiting such executive for himself or on behalf of another from hiring or attempting to hire any employee of the Company.

However, in May of 2009, each of the employment agreements was amended to provide that if, during the Restricted Period the executive was terminated for other than cause, disability, retirement or death (or if, during the Restricted Period, the executive terminated his employment due to a material breach), the provisions prohibiting him from competing with or being employed by a competing company shall not apply.  However, in such event, the provisions of the Employment Agreement prohibiting the executive from soliciting our customers or employees shall continue in force for one (1) year following termination.  This amendment was made because of the CPP Restrictions that prohibit us, during the Restricted Period, from making any payments to the Named Executive Officers due to their departure from the Company for any reason.

Outstanding Equity Awards at Fiscal Year End (Depicted in 2 Tables)

Stock Award Table:  The following table summarizes restricted stock units grants that have not vested and equity incentive plan awards outstanding for each of our named executive officers as of December 31, 2009:

	Stock Awards
Name	Grant Date	Number of Restricted Stock Units that Have Not Vested (1), (2)	Market Value as of 12/31/09 of Restricted Stock Units that Have Not Vested(3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested as of 12/31/09 (3)(5)

James D. Rickard	01/22/2008	2,000	$13,060
	02/17/2009			973	$6,095

Paul A. Chrisco	01/22/2008	1,500	$9,795
	02/17/2009			533	$3,483

Michael K. Bauer	03/31/2008	1,500	$9,795
	02/17/2009			533	$3,483

Kevin J. Cecil	01/22/2008	1,500	$9,795
	02/17/2009			533	$3,483

Bill D. Wright	01/22/2008	1,500	$9,795
	02/17/2009			533	$3,483

(1)	Vesting date is January 22, 2011 for Messrs Rickard, Chrisco, Cecil, and Wright.
(2)	Vesting date is March 31, 2011 for Mr. Bauer.
(3)	The market value of a share of Company Common Stock was $6.53 as of December 31, 2009.
(4)
The conditional vesting date for one-third of the deferred stock units (“DSUs”) granted on February 17, 2009 was December 31, 2009.  However, since the Company did not meet the established performance goal for 2009, none of the DSUs allocated to that performance period will vest.  If the performance goal(s) established by the Compensation Committee are met with respect to the performance years of 2010 and 2011, the DSUs allocated to those performance periods will conditionally vest on December 31, 2010 and December 31, 2011, respectively.

(5)
The payouts in this column with respect to the DSUs granted on February 17, 2009 were calculated based on the assumption that the Company would meet 100% of the targeted performance goals for the performance years of 2010 and 2011, in which case the Named Executive Officers would receive 100% of the DSUs allocated to those performance years.  Actual payouts could range from 0% to 160% (see discussion under “Deferred Stock Units Awarded in 2009” in the “Compensation Discussion and Analysis” above.)

Option Award Table:  The following table summarizes the unexercised stock options for each of our Named Executive Officers as of December 31, 2009:

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options That Were Exercisable at Year End	Number of Securities Underlying Unexercised Options That Were Not Exercisable at Year End		Option Exercise Price (2)	Option Expiration Date

James D. Rickard	08/15/2000	13,200			$12.27	08/15/2010
	08/28/2001	4,400			$14.09	08/28/2011
	01/16/2004	2,200			$20.23	01/16/2014
	06/16/2005	2,500			$24.76	06/16/2015
	07/26/2006	3,000			$24.09	07/26/2016
	06/26/2007	0	5,000	(1)	$22.52	06/26/2017

Paul A. Chrisco	08/15/2000	3,300			$12.27	08/15/2010
	08/28/2001	4,400			$14.09	08/28/2011
	01/16/2004	2,200			$20.23	01/16/2014
	06/16/2005	2,500			$24.76	06/16/2015
	07/26/2006	3,000			$24.09	07/26/2016
	06/26/2007	0	3,000	(1)	$22.52	06/26/2017

Michael K. Bauer	-	-	-		-	-

Kevin J. Cecil	08/28/2001	4,400			$14.09	08/28/2011
	01/16/2004	2,200			$20.23	01/16/2014
	06/16/2005	2,500			$24.76	06/16/2015
	07/26/2006	3,000			$24.09	07/26/2016
	06/26/2007	0	3,000	(1)	$22.52	06/26/2017

Bill D. Wright	03/28/2006	2,000			$22.32	03/28/2016
	07/26/2006	2,000			$21.90	07/26/2016
	11/02/2006	3,000			$22.22	11/02/2016
	06/26/2007	0	3,000	(1)	$22.52	06/26/2016

(1)	Vesting date is June 26, 2010.
(2)
The option exercise price of the stock options granted on June 16, 2005, July 26, 2006 and June 26, 2007 each include a 10% premium over the closing market price of a share of Common Stock on the relevant grant date.

Potential Payments upon Termination of Employment Agreement or Change in Control.

Subject to the CPP Restrictions, Messrs. Rickard, Chrisco, Cecil, Bauer and Wright are entitled to receive certain termination payments and Change in Control payments pursuant to the terms of their employment agreements.  We do not have a Company severance policy.

Payments upon Termination of Employment Agreement

Once we repay our obligations under the CPP and assuming each of the following officers is still employed with us, each of Messrs. Rickard, Chrisco, Cecil, Bauer and Wright will be entitled to the following severance benefits under his employment agreement if, prior to a Change in Control of the Company, we terminate his employment agreement without cause, or he terminates his employment because we have materially breached the employment agreement and failed to cure the material breach within fifteen (15) days after we have received written notice of the breach (a “Qualifying Termination”):

•
In equal monthly installments beginning with the first business day of the month following the date of termination, a cash severance amount equal to the Base Salary which such executive would have earned over the remaining term of his agreement as of his date of termination; provided, however, the first six (6) months of compensation payments will be deferred to the seventh month in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and corresponding regulations and guidance (collectively, the “Code”) if the executive meets the definition of a “specified employee” under Section 409A of the Code; and

•
Continued participation in our group health insurance, life insurance, and accident and disability plans in which such executive was entitled to participate immediately prior to the date of termination for a period ending on the earlier of (i) the expiration of the remaining term of his employment which remained immediately prior to his date of termination or (ii) the date he is employed by another employer on a full time basis and under such new employment is entitled to substantially the same benefits.   Should such executive be prohibited from participating by the terms of any such plan or by us for legal or other bona fide reasons, or during such period any such plan, program or agreement is discontinued or the benefits thereunder are materially reduced for all employees, we will be required to arrange to provide such executive with benefits substantially similar to those which he would have received had his employment continued throughout such period, to the extent such benefits can be provided at a commercially reasonable cost.  Otherwise, we must pay such executive that portion of the premiums or other costs of such plans allocable to such executive in the year prior to the date of termination for the expiration of the remaining term of his employment contract or the date of his full-time employment by another employer.

Severance Payment Table

The following table summarizes the severance payments of base salary and the estimated cost to the Company of personal benefits that Messrs. Rickard, Chrisco, Bauer, Cecil, and Wright would each receive, assuming a Qualifying Termination of his employment agreement as of December 31, 2009 and assuming that we were not prohibited under the CPP Restrictions from making such payments:

Name	Yearly Base Salary as of 12/31/09	Monthly Base Salary	Cost of Monthly Personal Benefits[1]	Termination Date of Employment Agreement as of 12/31/09	No. of Monthly Payments of Base Salary Due Upon Termination	Total Payment
James D. Rickard	$247,500	$20,625	$906	July 26, 2011	19	$409,089
Paul A. Chrisco	$126,000	$10,500	*	July 3, 2011	19	$212,018
Michael K. Bauer,	$178,000	$14,833	*	March 31, 2011	15	$232,378
Kevin J. Cecil	$136,000	$11,333	*	August 22, 2011	20	$239,900
Bill D. Wright	$126,000	$10,500	*	December 18, 2011	24	$267,793

*	Benefits were less than $10,000 for the year.

(1)
The amounts reflected in this column for the Named Executive Officers include premiums paid for long-term disability insurance, health insurance and life insurance and our contributions to the Health Savings Accounts of Messrs. Chrisco, Bauer, and Wright.  The annual cost of health insurance for Mr. Rickard is estimated to be $7,447.

Payments Upon “Change in Control”

Definition of “Change in Control”.   A “Change in Control” is currently defined in each of the employment agreements for each Named Executive Officer to correspond with the definition of “a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company” as defined in Section 409A of the Code and corresponding regulations.

Mr. Rickard.  Following the termination of the Restricted Period (i.e., when we no longer have outstanding any debt or equity securities issued pursuant to the CPP), if a Change in Control occurs and Mr. Rickard is still employed with us, we must pay or provide Mr. Rickard the following:

•
a lump sum payment in an amount equal to three (3) times his Base Salary then in effect; provided, however, the lump sum payment will be deferred until the first business day of the seventh month following the date of the Change in Control of the Company in accordance with Section 409A of the Code if Mr. Rickard meets the definition of a “specified employee” under Section 409A of the Code; and

•
at no cost to Mr. Rickard, continued participation in our group insurance, life insurance, health and accident and disability plans in which Mr. Rickard was entitled to participate immediately prior to the Change in Control for a period ending on the earlier of thirty-six (36) months from the date of such Change in Control or the date Mr. Rickard is employed by another employer on a full-time basis and under such new employment is entitled to substantially the same benefits.  If during this period Mr. Rickard’s continued participation is prohibited by the terms of any such plan or by us for legal or other bona fide reasons, or during such period any such plan, program or agreement is discontinued or the benefits thereunder are materially reduced for all employees, we will be required to make other arrangements for him or, if that cannot be done at a commercially reasonable cost, to pay him that portion of the premiums or other costs of such plans allocable to him in the year prior to his termination.

If any such payment or benefits due Mr. Rickard under the employment agreement upon a Change in Control, either alone or together with such other payments and benefits that he is entitled to receive, would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits upon a Change in Control provided under the employment agreement shall be reduced, in the manner determined by Mr. Rickard, by an amount, if any, which is necessary so that no portion of the payments and benefits under the employment agreement shall be non-deductible by us under Section 280G of the Code and subject to excise tax under Section 4999 of the Code.  The employment agreement contains procedures on how the determination will be made as to whether such payments and benefits would result in such consequences under Sections 280G and 4999 of the Code, as well as how disputes between us and Mr. Rickard regarding such determination shall be resolved.

Messrs. Chrisco, Cecil, Bauer and Wright.  Following the termination of the Restricted Period and assuming each of these executives is still employed with us, the executives are entitled to receive the Change in Control Compensation if one of the following events occurs within the twenty-four (24) month period immediately following the date of a Change in Control: (i) the executive’s employment with the Company is terminated without cause or (ii) the executive resigns his employment with the Company within ninety (90) days following any “Employment Change.”  “Employment Change” shall include any of the following that occurs following a Change in Control and is not agreed to by the executive:

•	executive is required to move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office;
•
failure by us (or our successor) to afford the executive annual increases in the executive’s compensation commensurate with the average increases in compensation received by the executive for the three years preceding the “Change in Control”;

•	failure by us (or our successor) to make available to the executive new benefits made generally available to our (or our successor’s) executive officers;
•
failure by us (or our successor) to continue to provide the executive with substantially similar compensation, benefits and participation in employee benefit plans similar to those the executive received or participated in as of the date of the “Change in Control”;

•	the taking of any action by us (or our successor) which would directly or indirectly reduce any such compensation or benefits or deprive the executive of any material fringe benefit enjoyed by him; or
•	the assignment to executive of duties and responsibilities other than those normally associated with his position.

If an executive is entitled to receive the Change in Control Compensation because the “Employment Change” conditions described above were met, then we will be required to pay or provide such executive the following:

•
a lump sum payment in an amount equal to two (2) times each of (i) such executive’s Base Salary, (ii) his average yearly automobile allowance paid during the prior two (2) years, and (iii) his average yearly bonus compensation paid during the prior two (2) years, which amount shall be calculated as of the date of the Change of Control; provided, however, the lump sum payment will be deferred until the first business day of the seventh month following the date of the Change in Control of the Company in accordance with Section 409A of the Code if the executive meets the definition of a “specified employee” under Section 409A of the Code; and

•
at no cost to the executive, continued participation in all group health insurance, life insurance, and accident, and disability plans in which such executive was entitled to participate immediately prior to the Change in Control for a period ending on the earlier of twenty-four (24) months from the date of such Change in Control or until the date such executive is employed by another employer on a full time basis and under such new employment is entitled to substantially the same benefits.  If during this period such executive’s continued participation is prohibited by the terms of any such plan or by us for legal or other bona fide reasons, or during such period any such plan, program or arrangement is discontinued or benefits are materially reduced for all employees, we will be required to make other arrangements for him or, if that cannot be done at a commercially reasonable cost, to pay him that portion of the premiums or other costs of such plans allocable to him in the year prior to his termination.

If the payments and benefits described above due such executive under his employment agreement upon a Change in Control, either alone or together with other payments and benefits which he has the right to receive from us, would constitute a “parachute payment” under Section 280G of the Code, they will be reduced in the manner determined by him and by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under the employment agreement being non-deductible by us pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.  The employment agreements contain procedures on how the determination will be made as to whether such payments and benefits would result in consequences under sections 280G and 4999 of the Code, as well as how disputes between us and such executive regarding such determination will be resolved.

Change in Control Compensation Table

The following table summarizes the Change in Control Compensation that Messrs. Rickard, Chrisco, Bauer, Cecil and Wright would each be entitled to receive, assuming (1) each was entitled to receive such payment, (2) the Change in Control occurred as of December 31, 2009, and (3) we were not prohibited under the CPP Restrictions from making such payments:

Name	Yearly Base Salary as of 12/31/09	Cost of Multiple of Base Salary to be Provided by the Company(1)	Cost of Personal Benefits to Company (2)(3)	Average Car Allowance for Past 2 Years	Cost of Multiple of Average Car Allowance to be Provided by the Company (4)	Average of Yearly Bonus Paid for 2008 and 2009	Cost of Multiple of Average Yearly Bonus to be Provided by the Company (5)	Total Payment
James D. Rickard	$247,500	$742,500	$25,472	n/a	$0.00	n/a	$0.00	$767,972
Paul A. Chrisco	$126,000	$252,000	$15,812	$7,200	$14,400	$4,750	$9,500	$291,712
Michael K. Bauer	$178,000	$356,000	$16,206	$7,200	$14,400	$11,250	$22,500	$409,106
Kevin J. Cecil	$136,000	$272,000	$15,888	$7,200	$14,400	$3,200	$6,400	$308,688
Bill Wright	$126,000	$252,000	$15,812	$7,200	$14,400	$3,150	$6,300	$288,512

*	Benefits were less than $10,000 per year.

(1)	Three times yearly base salary for Mr. Rickard and two times the yearly base salary for Messrs. Chrisco, Bauer, Cecil and Wright.

(2)	Cost of personal benefits to the Company for thirty-six (36) months for Mr. Rickard and twenty-four (24) months for Messrs. Chrisco, Bauer, Cecil and Wright.

(3)
The amounts reflected in this column for the Named Executive Officers include (i) premiums paid for long-term disability insurance and for life insurance and (ii) the following health insurance benefits that Messrs. Rickard, Chrisco, Bauer and Wright would receive upon a Change in Control.  Although Mr. Cecil does not currently participate in our health insurance program, for purposes of this calculation we have assumed the same health insurance costs for him as for Messrs. Chrisco, Bauer and Wright.

	Rickard	Chrisco	Bauer	Wright	Cecil
Annual Cost of Health Insurance	$7,447	$7,091	$7,091	$7,091	$7,091

(4)	Two times the average car allowance for the past two years, except for Mr. Rickard, who does not receive any payment with respect to his car allowance.

(5)	Two times the average yearly bonus paid for 2008 and 2009, except for Mr. Rickard, who does not receive any payment with respect to his bonus.

Compensation Committee Report

The Compensation Committee of our Board of Directors has furnished the following report:

The Compensation Committee determines the total compensation of the Company’s President/Chief Executive Officer.  With input from the Company’s President/Chief Executive Officer, the Compensation Committee also determines the total short-term and long-term compensation of the Directors and other executive officers of the Company.  The Compensation Committee does not have the power to delegate its authority.  The Compensation Committee does not have a charter.

To determine the compensation for the President/Chief Executive Officer, other executive officers and Directors, the Compensation Committee reviews the following items, if applicable:

•	the individual’s current total compensation package;
•	the Company’s financial performance;
•	how well the individual met the performance goals the Compensation Committee previously established for the individual;
•	the importance of the individual to the Company’s financial performance;
•	economic conditions within the industry;
•
industry surveys and other information regarding compensation paid to executives and directors performing similar duties for financial institutions in the Company’s market area or financial institutions of a size comparable to the Company, wherever located; and

•	the size of the Company and the complexity of its operations.

The Compensation Committee periodically reviews each component of the Company’s executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to various Company performance targets, which may include one or more of the following: diluted earnings per share, income, expenses, asset quality, operating margins, return on assets and return on equity.  The Compensation Committee places significant weight on the recommendations of our President/Chief Executive Officer, as well as economic conditions and peer group compensation surveys, to provide additional information to support the compensation planning process.  The Company engaged Mercer Human Resource Consulting in 2007 to gather market compensation data for certain executive positions.  The Company requested Mercer to benchmark the Company’s executives’ compensation using data only from nationally published survey sources and public findings. The Compensation Committee considered the results of the report by Mercer in evaluating the Company’s compensation programs in 2008 for certain executive officers, including the Named Executive Officers.  For the 2009 executive compensation packages, the Compensation Committee relied upon the compensation data that Mercer provided the Company in October and November of 2007, discussions it had with Mercer in December of 2008 and January of 2009, and considered the overall economic turmoil in the financial industry and the United States.   The Company employed Amalfi Consulting, LLC, a firm specializing in providing compensation consulting services to financial institutions, to review its proposed 2010 incentive compensation programs.

Regulations adopted by the United States Department of the Treasury under the authority granted by the Emergency Economic Stabilization Act of 2008, as amended (the “Treasury Regulations”), require the Compensation Committee to, at least every six months:  (a) review the Company’s compensation plans with its senior risk officers in light of the risks posed by such plans and to ensure that they do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company; (b) evaluate with its senior risk officers how to limit any such risks; and (c) ensure that such plans do not encourage the manipulation of reported earnings in order to enhance the compensation of employees; and to certify in the Company’s annual proxy statement to stockholders the Compensation Committee’s completion of these reviews.   The Compensation Committee certifies that (1) it  has reviewed with senior risk officers the Named Executive Officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company; (2) it has reviewed with senior risk officers the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of  reported earnings of the Company to enhance the compensation of any employee.

The Treasury Regulations also require the Compensation Committee, as part of its report in this annual proxy statement, to provide a narrative description identifying each of the Company’s compensation plans, explaining how any unnecessary risks posed by such plans have been limited,  explaining how these plans do not encourage behavior focused on short-term results rather than long-term value creation, and how they do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company,  and further explaining how the plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee.  While we will not attempt, in this report, to repeat the description of compensation plans already discussed in other parts of the proxy statement, we will address the actions that have been taken with respect to those plans to limit unnecessary risks and discourage the manipulation of earnings.  We do not believe that risks arising from the compensation policies and practices for our employees are reasonably likely to have a material adverse effect upon the Company.

2009 Plans

As mentioned in the Compensation Discussion and Analysis, payouts under all bonus and incentive plans were frozen in July of 2009.  As a result, no incentive compensation has been or will be paid to any of the senior management team of the Company or to any officers in the Business Services, Treasury Management or Retail Divisions of the Company’s wholly-owned subsidiary, Your Community Bank (“YCB”), with respect to their performance in 2009.  Some relatively immaterial incentive payments were made, prior to the July freeze, to various employees of YCB and our wholly-owned subsidiary, The Scott County State Bank.  Since no material bonus or incentive payments were or will be made with respect to 2009, we will confine our discussion of risk issues to the compensation plans in place for 2010 and following years, as set out below.

2010 Plans

•
Senior Management Cash Bonus Plan.  To further discourage and limit the taking of unnecessary and excessive risks, new performance metrics have been added to this plan.  For example, a significant portion of the reward to officers who are responsible for credit decisions will be tied to the Company’s non-performing assets (“NPAs”) percentage.  With the exception of the Chief Risk Officer (whose bonus will be based solely on an evaluation by the Audit Committee and the CEO), no rewards will be made to any participants unless the following performance conditions (the “Conditions”) have been met, as of 12/31/2010:  (a) tangible equity for the Company is not less than at 12/31/09; and (b) NPAs are 3.75% of average assets or less.  In addition, 25% of any amounts earned under the plan will not become payable for an additional year and will not be paid out unless the Conditions continue to be met as of 12/31/2011.

•
Base Salaries.  Past salary surveys have verified that base salaries of the Company’s officers are not excessive, in comparison with peers, and we do not believe that there is anything in the base salary compensation structure of the Company, or in the manner in which raises are awarded, that poses any unnecessary risk.  Modest or no raises were given for 2009, and as previously noted, decisions on whether to grant officer raises for 2010 have been postponed until July of 2010.  For 2010, we have included in the annual performance review form of all employees responsible for soliciting loans specific performance metrics relating to the charge off and past-due percentages of their loan portfolios, as well as the percentage of their risk-rated loans.

•
Business Services Incentive Plan.  This plan provides cash incentives to Business Services officers who meet targeted goals in soliciting business loans and deposit accounts.  To further discourage and limit the taking of unnecessary and excessive risks, no payments will be made under this plan to any employee whose loan portfolio exceeds targeted percentages for charge-offs, past dues or risk-rated loans.  Nor will any awards be made under this plan unless:  (a) The Company’s overall NPAs percentage at 12/31/2010 is 3.75% of average assets or less; and (b) the Company earns at least 75% of its budgeted net income available to shareholders in 2010.  Furthermore, 25% of any amounts earned under the plan will not become payable for an additional year and will not be paid out unless all of these conditions continue to be met as of 12/31/2011.

•
Retail Incentive Plan.  This plan pays cash incentives to all employees of the Company’s financial centers if specific loan and deposit generation goals are met for their respective offices.  No awards will be made under this plan to the employees of a particular financial center unless risk-based performance metrics similar to those in the Business Services Incentive Plan have been met with respect to their center and unless the same Company-wide performance goals relating to NPAs and net income have also been met.

•
Treasury Management Incentive Plan.  This plan pays cash incentives to calling officers who solicit merchant credit card processing accounts and various electronic banking business.  Awards are based upon achieving specific revenue and non-interest deposit goals, among other things.  Since the employees in this plan are not responsible for making credit decisions, no risk-based performance metrics have been included.

•
Secondary Market Mortgage Sales Plan.  Under this plan, officers who originate mortgage loans which are sold on the secondary market receive a percentage of the fee income recognized from such sales for months in which production goals are reached.  Since we do not retain any credit risk with respect to the sale of these loans, no risk-based performance metrics have been included.

•
Stock Award Plan.  Three types of awards, all of which are described in more detail in the Compensation Discussion and Analysis, have been made to various employees under this plan:  (1) incentive stock options (“ISOs”); (2) restricted stock units (“RSUs”); and (3) deferred stock units (“DFUs”).  We do not believe that any of the grants under the Stock Award Plan encourage the taking of unnecessary and excessive risks because:  (a) all of the awards are equity-based incentive compensation that align the interests of the employees with those of shareholders; (b) the value of the ISOs and the RSUs are tied directly to the market value of the Company’s common stock and will be enhanced to the extent the Company recognizes improved earnings over a longer period of time; (c) since the awards are payable in stock, the tax code treatment of long-term versus short-term capital gains also encourages the recipients to hold the stock that they receive, which discourages their taking short-term actions to improve earnings that may not have a more long-term effect upon the value of the Company; and (d) the required vesting period (three years under all of the recent awards) discourages employees from taking short-term actions which will not have a more lasting effect upon the value of the Company.

•
Deferred Stock Units.  The deferred stock units issued to various officers in February of 2009 are subject to annual performance goals.  As mentioned in the Compensation Discussion and Analysis, to further discourage and limit the taking of unnecessary and excessive risks, the annual performance goals that the Compensation Committee established for 2010 are based, not only upon our achieving certain levels of net income, but also on our maintaining or achieving the same NPAs and tangible equity goals mentioned above under the discussion of the Senior Management Cash Bonus Plan.

•
Performance Units Plan.  As discussed in the Compensation Discussion and Analysis, there are no performance unit awards currently outstanding under this plan.  The performance conditions for receipt of awards under the most recent grant, which was for the period of January 1, 2007 through December 31, 2009, were not met.  This is also an equity-based incentive plan, as awards are payable primarily in common stock of the Company, and this plan also has a delayed vesting feature, as participants are required to be actively employed by the Company at the time of payments under the plan.  Thus, we also do not believe that this plan encourages the taking of unnecessary and excessive risks.

•
Employment Agreements.  As discussed in the Employment Agreements section, each of the Named Executive Officers has an employment agreement which we consider to be part of their overall compensation package.  We do not believe that these agreements encourage excessive and unnecessary risk taking for the following reasons:  (a) the agreements contain no unusual provisions guaranteeing excessive payments; and (b) Mr. Rickard’s agreement is the only one that provides for the receipt of an automatic payment in the event of a change in control of the Company, and his agreement has been amended to provide that no such payment shall be made during the period in which the debt or equity securities issued under the CPP are outstanding.

•
Miscellaneous Referral Fees.  From time to time, the Company offers incentive fees to employees for various referrals and sales, such as the following:  (a) referrals which result in the opening of new merchant credit card processing accounts or customer credit card accounts; (b) sales of credit life insurance in connection with consumer loans; and (c) referrals which result in the sale of properties taken as collateral on delinquent loans.  We do not believe that any of these referral fees encourage excessive or unnecessary risk taking because they are immaterial in amount and are not related to credit approval decisions.

•
Perquisites.  The Company provides nominal perquisites to its senior management team and certain other officers.  Because of the relatively small dollar amount of these perquisites and because they are not tied to any specific performance metrics, we do not believe that this element of compensation in any way encourages excessive or unnecessary risk taking.

We do not believe that there is anything inherent in the various compensation plans described above that encourages the manipulation of reported earnings to enhance the compensation of any employee.  Furthermore, the Company has taken the following additional steps to discourage any such manipulation of earnings:  (1) as required by the Treasury Regulations, we have adopted a “clawback” policy providing that any incentive compensation paid to any of the Named Executive Officers or any of the next twenty (20) most highly-compensated employees of the Company is subject to recovery if the payments were based on materially inaccurate statements of earnings, revenues, gains or other criteria, and 2010 incentive plans for all employees contain similar language; and (2) we have adopted an Incentive Compensation Policy which requires that:  (a) all new incentive plans undergo a risk-assessment; (b) the information necessary to determine whether performance criteria in incentive plans, including risk measurements, have been met shall be provided by the Accounting Department prior to any payments being processed by the Human Resources Department; and (c) the Audit Department will regularly conduct internal audits to ensure that all such processes and controls are being followed and will report the results of such audits to the CEO and the Compensation Committee.

Most of the 2010 plans also contain a provision allowing the Compensation Committee to make discretionary adjustments and to either make or withhold awards based on factors not specifically measured or originally contemplated (such as the quality of the job being performed and unforeseen circumstances).

We also do not believe that our compensation plans encourage behavior focused on short-term results rather than long-term value creation, as the plans use multiple performance goals and risk-based criteria and, in a number of cases (a) measure performance over a multi-year period; (b) provide for delayed payment of awards in order to ensure that risk-based performance measurements continue to be met over an extended period of time; and (c) provide for payment in the common stock of the Company, which effectively aligns the interests of employees with those of shareholders in enhancing the long-term value of the Company’s stock.

Please refer to “Compensation Discussion and Analysis” above for a more thorough discussion of the Company’s philosophy and procedures. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on the Compensation Committee’s review of the Compensation Discussion and Analysis and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2010 Annual Stockholder’s Meeting.

COMPENSATION COMMITTEE

Timothy T. Shea, Chairman        Gary L. Libs          Kerry M. Stemler

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee received fees totaling $120,000 or more during 2009.

In addition, Directors of the Company, including the members of the Compensation Committee (Timothy T. Shea, Gary L. Libs and Kerry M. Stemler), have loans from Your Community Bank that were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Stock Ownership by Directors and Executive Officers

The following table shows, as of March 11, 2010, the amount of our Common Stock that is beneficially owned by the members of our Board of Directors and our Named Executive Officers and by all of our Directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Not Subject to Options[1,2]		Number of Shares Subject to Exercisable Options[2]	Total Number of Shares Beneficially Owned	Percent of Class[3]
George M. Ballard	14,001	(4)	3,000	17,001	*
R. Wayne Estopinal	12,452	(5)	3,000	15,452	*
Gordon L. Huncilman	5,814	(6)	3,500	9,314	*
Gary L. Libs	120,850	(7)	4,000	124,850	3.80%
Norman E. “Ned” Pfau	10,000		0	10,000	*
James D. Rickard	9,149	(8)	25,300	34,449	1.04%
Timothy T. Shea	107,592	(9)	4,000	111,592	3.40%
Kerry M. Stemler	60,016	(10)	4,000	64,016	1.95%
Steven R. Stemler	5,192	(11)	3,000	8,192	*
Michael K. Bauer	0		0	0	*
Kevin Cecil	3,797	(12)	12,100	15,897	*
Paul A. Chrisco	3,389	(13)	15,400	18,789	*
Bill Wright	300		7,000	7,300	*

Total of all Directors and Executive Officers as a Group	375,797		111,450	487,247	14.36%

*  Ownership is less than 1%.

(1)	All entries based on information provided to the Company by its Directors and executive officers.

(2)
For purposes of this table, a person is considered to beneficially own shares of Common Stock if he directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the shares, or investment power, which includes the power to dispose or direct the disposition of the shares, or if he has the right to acquire the shares under options which are exercisable currently or within 60 days of March 11, 2010.   Each person named in the above table has sole voting power and sole investment power with respect to the indicated shares unless otherwise noted.  A person is considered to have shared voting and investment power over shares indicated as being owned by the spouse or the IRA of the spouse of that person.

(3)
Shares of Common Stock attributed to a named person by virtue of options exercisable currently or within sixty days are deemed outstanding for purposes of computing the percentage of outstanding shares of Common Stock owned by such person (and for all Directors and executive officers as a group) but are not deemed outstanding for purposes of computing the percentage of any other person.

(4)	Includes 2,290 shares held in Mr. Ballard’s IRA.

(5)	All shares are owned jointly by Mr. Estopinal and his spouse.

(6)	Includes 2,968 shares held in Mr. Huncilman’s IRA and 2,846 shares held in his spouse’s IRA.

(7)	Includes 35,915 shares owned jointly by Mr. Libs and his spouse.

(8)	Includes 3,763 shares held in Mr. Rickard’s IRA.

(9)
Includes 41,022 shares held in the C. Thomas Young Family Trust, of which Mr. Shea serves as a co-trustee, 1,460 shares owned jointly by Mr. Shea and his spouse, 9,772 shares held in Mr. Shea’s IRA, and 750 shares held in his spouse’s IRA.

(10)	Includes 333 shares owned by Mr. Stemler’s daughter, 13,095 shares held in Mr. Stemler’s IRA and 6,448 shares held in his spouse’s IRA.

(11)	All of such shares are owned jointly by Mr. Stemler and his spouse.

(12)	Includes 578 shares held in Mr. Cecil’s IRA.

(13)	Includes 1,445 shares held in Mr. Chrisco’s IRA.

Report of the Audit Committee

The Audit Committee of the Board of Directors has furnished the following report:

The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board.  A copy of our Audit Committee Charter is available through the Investor Relations section (Governance Documents section) of our website at the following address:  www.yourcommunitybank.com. The Audit Committee will review and reassess the Charter annually and recommend any changes to the Board for approval.

Management is responsible for the preparation of the Company’s financial statements. The independent registered public accounting firm is responsible for the audit of the consolidated financial statements. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2009, the Audit Committee:

•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management and Crowe Horwath LLP, the Company’s independent registered public accounting firm at the time of the audit;

•	Discussed with Crowe Horwath LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct, scope and results of the audit; and
•	Received written disclosures and the letter from Crowe Horwath LLP regarding its independence (as required by the Public Accounting Oversight Board Rule 3520).

The Audit Committee discussed with Crowe Horwath LLP such firm’s independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee discussed with the independent auditors their audit plans, audit scope and identification of audit risks.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Gordon L. Huncilman, Chairman        George M. Ballard      Timothy T. Shea

Independent Registered Public Accounting Firm

Preapproval Policies and Procedures. The Audit Committee is responsible for appointing, setting compensation for and overseeing the work performed by our independent registered public accounting firm. The Audit Committee has adopted policies regarding the use of independent registered public accounting firms for permissible non-audit services. A copy of these policies is available through the Investor Relations section (Governance Documents section) of our website at the following address:  www.yourcommunitybank.com. In accordance with that policy, the committee annually preapproves a list of specific services and categories of service, including audit, audit-related and non-audit services described below, for the upcoming and current fiscal year, subject to specific cost levels. Preapproval may be granted by action of the full Audit Committee or by the Audit Committee Chairman under delegated authority. Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services provided to the client are not appropriately approved, each service provided by our independent auditors has been approved in advance by the Audit Committee or the Audit Committee Chairman. None of those services required use of the de minimis exception to preapproval contained in the SEC’s rules.

Fees and Related Disclosures for Accounting Services. The aggregate fees we incurred for professional services rendered by Crowe Horwath LLP were as follows:

Audit Fees – The aggregate fees incurred for professional services rendered by Crowe Horwath LLP for the audit of the Company’s annual consolidated financial statements for fiscal years ended December 31, 2009 and 2008, including review of the interim consolidated financial statements included in the quarterly reports for 2009 and 2008 were $136,750 and $135,900, respectively.

Audit-Related Fees – The aggregate fees incurred for professional services rendered for various accounting matters provided by Crowe Horwath LLP for the fiscal years ending December 31, 2009 and 2008 were $0 and $1,875, respectively.

Tax Fees - The aggregate fees incurred for professional services rendered for tax related services by Crowe Horwath LLP for the fiscal years ending December 31, 2009 and 2008 were $31,250 and $35,105, respectively.  Services for 2009 related to tax return preparation, various tax consultations and tax credit opportunities.  Services for 2008 related to tax return preparation, assistance with taxing authority examinations, various tax consultations, and tax credit opportunities.

All Other Fees - The aggregate fees incurred for services rendered by Crowe Horwath LLP to us, other than the services described above, were $4,175 for 2009 and $4,708 for 2008.  The services rendered for both years are related to automated work papers software and licenses.

All services provided by Crowe Horwath LLP in 2009 and 2008 were approved by the Audit Committee. All fees were approved in accordance with the preapproval policy. The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of the external auditors.

Items To Be Voted On

Proposal No. 1 –  Ratification of Appointment of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, our Board of Directors determined to engage Crowe Horwath LLP (“Crowe”) as its independent registered public accounting firm for fiscal year ending December 31, 2010 and further directed that the selection of Crowe be submitted for ratification by the stockholders at the Annual Meeting. Crowe served as our independent auditors for the years ended December 31, 2009, 2008 and 2007.

The reports of Crowe for the years ended December 2009, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2009, 2008 and 2007, and from the period from December 31, 2009 to March 11, 2010, there were no disagreements between us and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Article X of our Bylaws states that our independent auditors will be appointed by the Board of Directors, with the appointment subject to annual ratification by the stockholders. The Board of Directors and the Audit Committee of the Board of Directors will reconsider that appointment if it is not ratified by the stockholders. The appointment will be deemed ratified if votes cast in its favor at the Annual Meeting exceed votes cast against it. Abstention will not be counted as votes cast either for or against the appointment.

We have been advised by Crowe that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Crowe will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

 Proposal No. 2 - Election of Directors

Our Articles of Incorporation provide for a classified Board of Directors.  The Board of Directors is divided into three classes, which are as equal in number as possible.  The directors in each class serve for a term of three years, and one class is elected annually. At the Annual Meeting, you will be asked to elect three directors for a term to expire at the Annual Meeting of Stockholders to be held in 2013.  Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with the by-laws for the remainder of the full term of the vacant directorship.

R. Wayne Estopinal, Gary L. Libs, and Kerry M. Stemler are currently serving as directors in the class of directors whose terms expire at the Annual Meeting.  Our Board has nominated each of Messrs. Estopinal, Libs, and Stemler to serve a 3-year term, until our 2013 annual stockholders’ meeting (or until their successors have been elected and qualified).

Each of the nominees has agreed to serve as a director if elected.  Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of these nominees.  If any of them should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.  At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

Information About Director Nominees

The following biographies show the age and principal occupations during the past five years of each of the nominees for director and each director whose term continues beyond the Annual Meeting.  The biographies also show tenure as a director of our subsidiaries, Your Community Bank and The Scott County Bank.  Ages are shown as of March 11, 2010.

Name	Age	Nominees for Three-Year Terms Ending in 2013 Positions with the Company, Principal Occupations and Other Public Directorships	Year First Elected Director

R. Wayne Estopinal	54
Director of Your Community Bank since 2002, having previously served as a Director of Heritage Bank of Southern Indiana  from its formation in 1996 until its merger with Your Community Bank in 2002.  Founder, President, and 100% owner of The Estopinal Group, LLC, an architectural firm in Jeffersonville, Indiana.  Mr. Estopinal has an extensive understanding of small business practices, both domestic and international.  Because his business functions on both domestic and international levels, he has a good understanding of economics, marketing, human resources, and risk management that strengthens the Board’s collective qualifications, skills and experience.
			2004

Gary L. Libs	58
Vice Chairman of the Board of Directors since 2002.  Director (since 1989) and Chairman of the Board (since May 2002) of Your Community Bank.  President, Chief Executive Officer, and Owner of Libs Paving Co., Inc. in Floyds Knobs, Indiana, since 1972.  President and Chief Executive Officer of Asphalt Supply Co. in Jeffersonville, Indiana, since 1992.  As president and chief executive officer of his own businesses, Mr. Libs makes all financial decisions for his companies.  He reviews all financial and balance sheet statements, while overseeing all of the operations of all of his companies and has served on the Company’s Audit Committee in the past.  Mr. Libs has a good understanding of compensation evaluation and extends that understanding to the Company’s Compensation Committee.  He has been a part of Libs Paving for 37 years and brings that experience to the Company.  Mr. Libs’ experience in the preparation, analysis and evaluation of financial statements and understanding of internal controls and procedures for financial reporting strengthens the Board’s collective qualifications, skills and experience.
			1994

Kerry M. Stemler	52
Director of Your Community Bank since 1994.  President and Chief Executive Officer of KM Stemler Co., Inc., a commercial and industrial general contracting firm in the Southern Indiana/Metro Louisville, Kentucky market area.    He has owned and operated this company since 1981. He is President and Chief Executive Officer of KM Stemler Trucking, Inc., a specialized interstate hauler of heavy equipment, industrial forklifts and machinery, primarily in the states of Indiana, Kentucky, Ohio, Illinois, and Tennessee.  He is also an owner/member of several commercial real estate property leasing and development companies in the region.  Properties leased and developed include Class A office space, truck terminals, commercial warehousing and advanced manufacturing facilities.  Mr. Stemler currently serves as the Chairman of the Executive Committee of the Advanced Manufacturing and Logistics Network, Conexus Indiana and the Indiana State Chamber of Commerce.  He serves on the Ohio River Bridges Bi-State Authority, having been appointed as Vice-Chairman by the governor of Indiana, Mitchell Daniels.  Mr. Stemler is the past Chairman of One Southern Indiana and the Floyd Memorial Hospital Foundation Board.  Mr. Stemler has an understanding of complex financial reports and banking transactions.  He has experience with banking regulations and compliance issues.  His community involvements give him the opportunity to offer insight to the Company that may be different from the other members of the Board of Directors. Mr. Stemler’s extensive financial, management, operational and strategic planning experience strengthens the Board’s collective qualifications, skills and experience.
1997

The Board of Directors recommends that you vote FOR the election of each of the nominees for Director for a term expiring in 2013.
Information About Continuing Directors

Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2011

Name	Age	Positions with the Company, Principal Occupations and Other Public Directorships	Year First Elected Director

George M. Ballard	62
Director of Community Bank of Kentucky, Inc. until its merger with Your Community Bank in 2003. Director of Your Community Bank Nelson County Business Development Board. Vice-President and partial owner of TEBCO, Inc., a farming and real estate partnership, since 1971. President and partial owner of Ballard Brothers, Inc., a farming and real estate partnership, since 1998. President and partial owner of Culpepper VII, LLC, a farming and real estate partnership, since April, 2002. Vice President, Treasurer and partial owner of Tom Ballard Co., LLC, a farming and real estate partnership. Mr. Ballard has worked, owned, operated and been affiliated with many successful businesses, including: real estate development and management; hotel-motel business operations; state and federal highway and private road construction; coal stripping operations; and beef cattle farming operations. He has extensive experience in recognizing, counteracting and alleviating risk. Mr. Ballard has financial experience from operating the companies that he currently owns and has owned in the past. He brings a wealth of business experience and knowledge that strengthens the Board’s collective qualifications, skills and experience.
			2001

Norman E. “Ned” Pfau, Jr.	66
Director of the Company since 2007. President, CEO, and Treasurer of Geo. Pfau’s Sons Co., a worldwide leader in processing and manufacturing of specialty fats and oils, headquartered in Jeffersonville, Indiana, since 1965. Mr. Pfau is also a partial owner of Covered Bridge Golf Club and Champions Pointe Golf Club, both of which are located in Clark County, Indiana. Mr. Pfau serves as the Vice President of the River Ridge Development Authority. He has previously served on the Audit Committees of the Indiana University Foundation and Ivy Tech Community College, and has experience in providing oversight for monthly financial statements and annual certified audits. Mr. Pfau has previously served as a director of Bank One, Kentucky, and as a director of the Louisville Branch of the Federal Reserve Bank of St. Louis. Mr. Pfau has an excellent understanding of complex financial reports and banking transactions. He has significant experience with banking regulations and compliance issues. He provides insight, experience, and knowledge that strengthens the Board’s collective qualifications, skills and experience.
		2007

James D. Rickard	56
Director, President and Chief Executive Officer of the Company since 2000. Director of Your Community Bank since 2000. Director of Community Bank of Kentucky, Inc. from 2000 until its merger with Your Community Bank in 2003. Director of Your Community Bank Nelson County Business Development Board. Director of The Scott County State Bank since 2006. Mr. Rickard brings a long and varied experience in all areas of banking (all of which were accumulated through several banking cycles) which gives both the Company and the Board of Directors an in-depth insight into the banking industry. He has 36 years of banking experience (22 of which have been as a Chief Executive Officer.) Mr. Rickard has twice previously taken an under performing bank and, through team management, successfully taken both banks to above peer performance. Mr. Rickard’s extensive banking and executive management experience strengthens the Board’s collective qualifications, skills and experience.
		2000

Name	Age	Directors Whose Terms Expire in 2012 Positions with the Company, Principal Occupations and Other Public Directorships	Year First Elected Director

Gordon L. Huncilman	53
Director of Your Community Bank since 1994. Part owner of Bert R. Huncilman & Son, Inc., a manufacturing company in New Albany, Indiana, since 1978. President and CEO, and part owner of Huncilman Enterprises, a real estate partnership, and Huncilman, Inc. and Gizmow, Inc., both assembly firms, all of which are located in New Albany, Indiana. Partner in Huncilman Commercial Properties in New Albany, Indiana. Mr. Huncilman has served on the Company Audit Committee since 1995 and has previous experience as a member of the Financial Committee of Rauch, Inc. Mr. Huncilman has extensive real estate management experience and financial and operational experience that strengthens the Board’s collective qualifications, skills and experience.
			1997

Timothy T. Shea	66
Director of Your Community Bank since 1986. Director of Community Bank of Kentucky, Inc. from 2002 until its merger with Your Community Bank in 2003. Director of Your Community Bank Nelson County Business Development Board. Partner in Shea and Young LLC, a real estate investment company located in New Albany, Indiana, since 1993. Mr. Shea is the retired President and Chief Executive Officer of Vermont American, having worked there from 1978 until 2002. Previous to that time, he was employed by Ernst and Young from 1967 until 1978, conducting audits of financial institutions. Mr. Shea achieved CPA status in 1970. Mr. Shea’s extensive financial and accounting expertise, as well as experience in internal controls and financial reporting, strengthens the Board’s collective qualifications, skills and experience.
			1994

Steven R. Stemler	49
Director of Your Community Bank since 2002, having previously served as a Director of Heritage Bank of Southern Indiana from its formation in 1996 until its merger with Your Community Bank in 2002. President and owner of The Stemler Corporation, a corporation providing both commercial and residential plumbing and irrigation services in Indiana and Northern Kentucky. President and sole owner of the Stemler Development Co. LLC, a land development business in Southern Indiana. Elected to the Indiana House of Representatives in 2007, representing District 71. Mr. Stemler, as a business owner, has financial experience and, as a legislator, has government financial experience. These experiences along with his extensive knowledge of the local market, local customer base and the workings of the state government strengthens the Board’s collective qualifications, skills and experience.
			1997

Proposal No. 3 – Advisory Vote on Executive Compensation and Procedures

On February 17, 2009, President Barack Obama signed the American Recovery and Reinvestment Act of 2009 (the “2009 Act”) into law, which requires companies that have received funds under the United States Department of the Treasury’s Capital Purchase Program (the “CPP”), as established under the Troubled Asset Relief Program (“TARP”) of the Emergency Economic Stabilization Act of 2008, to permit non-binding shareholder votes on executive compensation. We are required to submit this proposal to you because we have participated in the CPP.

In the section of this proxy statement entitled “Compensation Discussion and Analysis,” we have described the compensation packages for our executive management team as well as the process by which our Compensation Committee determines the compensation for our executive management team. Further, the section of this proxy statement entitled “Executive Compensation” describes in specific detail the compensation that we paid our named executive officers in 2009. We believe this disclosure provides our shareholders with the information they need to make an informed decision regarding whether or not to approve our executive compensation programs and procedures. We ask that you endorse the following proposal:

“The Company’s overall executive compensation programs and procedures, as described in the Compensation Discussion and Analysis section and the Executive Compensation section of this proxy statement, are approved.”

As provided by the 2009 Act, the shareholder vote shall not be binding on our Board and will not be used to overrule any previous executive compensation decisions that we and our Board have made. We are not creating or implying any additional fiduciary duties on our Board by asking you to vote on this proposal.

The Board of Directors recommends voting FOR this proposal.

Executive Officers Who Are Not Directors

Set forth below is information about our executive officers who do not serve as Directors, including their business experience for at least the past five years and their ages as of March 11, 2010. Our officers are elected annually by the Board of Directors for a term of one year or until their successors are elected and qualify.

Name	Age	Positions with the Company, Your Community Bank and Business Experience

Michael K. Bauer	55
Executive Vice President and Chief Credit Officer of the Company and Your Community Bank since 2008. Executive Vice President, MainSource Bank, Greensburg, Indiana, from 2006 until 2008, having previously served as President, South Region, of MainSource Bank, New Albany, Indiana, from 2005 until 2006. President and Chief Executive Officer of Regional Bank, New Albany, Indiana, from 1996 until 2005. Mr. Bauer has spent his entire career in banking.

Scott Carr	34
Senior Vice-President (Audit and Risk Management) and Internal Auditor for the Company, having been appointed in 2009. He also serves as Compliance Officer, Community Reinvestment Officer, and Privacy Officer. He was the Bank Secrecy Act Officer and the Information Security Officer until January, 2010. He served as the Compliance Officer, CRA Officer, and Bank Secrecy Act Officer at Your Community Bank from March 7, 2005 until 2009.

Kevin Cecil	55
Executive Vice President of the Company. Senior Vice-President from 2002 until 2008. Director of Your Community Bank since December 2001. President and Chief Executive Officer of Your Community Bank since August 2001 and oversees the Business Services operations of Your Community Bank. Mr. Cecil has been in the financial services industry since 1977.

Paul Chrisco	41
Executive Vice-President and Chief Financial Officer of the Company. Senior Vice President and Chief Financial Officer from 2001 until 2008. He has held financial officer and accounting positions with the Company since 1997.

Jonathan Todd Frossard	28
Senior Vice President, Treasury Management Sales and Product Strategy for Your
Community Bank from February, 2009 until the present. Previously served as Vice President of Retail Administration for Your Community Bank from December, 2006 until January, 2009. Served as a Branch Manager for Your Community Bank from June, 2004 until December, 2006.

Robert McIlvoy	49	Senior Vice-President of the Company since December 2001 and oversees the retail operations of the Company. Mr. McIlvoy has been in the financial services industry since 1984.

M. Diane Murphy	60
Senior Vice-President and Community Relations Officer of the Company since 2006 and Senior Vice President since 1996. President of the Your Community Bank Charitable Foundation since 2006. Chief Human Resources Officer of Your Community Bank from April 2000 until 2006. Community Relations Officer of Your Community Bank since 2006. Affiliated with Your Community Bank since 1967.

Carl Page	61
Senior Vice President and Chief Human Resources Officer. Vice President and Chief Human Resources Officer from 2006 until 2007. Principal in Customer First Research Group, LLC, a consulting firm which provided consulting in various areas, including training, customer service and banking matters, from 2003 to 2006.

Bill Wright	50
Executive Vice President, Treasurer and Director of Planning for the Company. Senior Vice President, Treasurer and Director of Planning from 2006 until 2008. Vice President and Controller from February 2006 to November 2006. Chief Financial Officer of Citizens First Corporation, of Bowling Green, Kentucky, from 2000 until 2005.

Maury Young	32	Controller since 2006. Previously served as an auditor at BKD, LLP from 2002 until 2006, where he supervised audits of banks with assets of $3 billion and under. He obtained his CPA in 2002.

Syd Whitlock	32
President and Chief Executive Officer of The Scott County State Bank since 2007. Vice President, Retail Administration, Your Community Bank from 2005 until January 2007. Employee of Your Community Bank since 1998.

Other Matters

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

REVOCABLE PROXY

COMMUNITY BANK SHARES OF INDIANA, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2010
1:00 P.M., EASTERN DAYLIGHT TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy T. Shea and James D. Rickard or either of them with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Community Bank Shares of Indiana, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at The Grand, which is located at 138 East Market Street, New Albany, Indiana, on May 18, 2010 at 1:00 p.m. and at any and all adjournments thereof, on all matters coming before the meeting.

Should the undersigned shareholder be present and elect to vote at the Meeting or at any adjournments thereof and after notification to the Secretary of Community Bank Shares of Indiana, Inc., at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Community Bank Shares of Indiana, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned shareholder acknowledges receipt from Community Bank Shares of Indiana, Inc., prior to the execution of this proxy of notice of the Meeting, a proxy statement dated April 15, 2010, and audited financial statements.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

COMMUNITY BANK SHARES OF INDIANA, INC. — ANNUAL MEETING, MAY 18, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/3799

You can vote in one of three ways:

1. Call **toll free 1-866-855-9704** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/cbin** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3799

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
COMMUNITY BANK SHARES OF INDIANA, INC.

Annual Meeting of Stockholders
MAY 18, 2010

	For	Against	Abstain
1. The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

	For	Withhold All	For All Except
2. The election as directors for three-year terms expiring in 2013 of all of the nominees listed below (except as marked to the contrary below):	☐	☐	☐

(01) R. Wayne Estopinal, (02) Gary L. Libs., and (03) Kerry M. Stemler.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

	For	Against	Abstain
3. A proposal (nonbinding) to approve the Corporation's overall executive compensation programs and procedures, as described in the Compensation Discussion and Analysis and the Executive Compensation sections of the proxy statement.	☐	☐	☐

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted: 1. for the ratification of the independent registered public accounting firm; 2. for each of the above named nominees for director; 3. for the approval of the proposal on executive compensation. The board of directors is not aware of any other business to be presented at the Meeting. However, if any matters should properly come before the Meeting, it is intended that this proxy will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxy.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. → ☐

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 18, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 18, 2010:

1-866-855-9704

Vote by Internet

anytime prior to 3 a.m., May 18, 2010 go to

https://www.proxyvotenow.com/cbin

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/3799

Your vote is important!

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
COMMUNITY BANK SHARES OF INDIANA, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2010

The undersigned hereby appoints Timothy T. Shea and James D. Rickard or either of them with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Community Bank Shares of Indiana, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at The Grand, which is located at 138 East Market Street, New Albany, Indiana, on May 18, 2010 at 1:00 p.m. and at any and all adjournments thereof, as follows:

	For	Against	Abstain
1. The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

	For	With-hold	For All Except
2. The election as directors for three-year terms expiring in 2013 of all of the nominees listed below (except as marked to the contrary below):	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

	For	Against	Abstain
3. A proposal (nonbinding) to approve the Corporation's overall executive compensation programs and procedures, as described in the Compensation Discussion and Analysis and the Executive Compensation sections of the proxy statement.	☐	☐	☐

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ☐

When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

Detach above card, sign, date and mail in postage paid envelope provided.

COMMUNITY BANK SHARES OF INDIANA, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted: 1. for the ratification of the independent registered public accounting firm; 2. for each of the above named nominees for director; 3. for the approval of the proposal on executive compensation. The board of directors is not aware of any other business to be presented at the Meeting. However, if any matters should properly come before the Meeting, it is intended that this proxy will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxy.

Should the above signed shareholder be present and elect to vote at the Meeting or at any adjournments thereof and after notification to the Secretary of Community Bank Shares of Indiana, Inc., at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Community Bank Shares of Indiana, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The above signed shareholder acknowledges receipt from Community Bank Shares of Indiana, Inc., prior to the execution of this proxy of notice of the Meeting, a proxy statement dated April 15, 2010, and audited financial statements.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____

____

____

The proxy statement, this form of proxy and our 2009 Annual Report to Stockholders, including financial statements, are available at www.cfpproxy.com/3799.